SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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INFONET SERVICES CORPORATION

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INFONET SERVICES CORPORATION

July 7, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 annual meeting of stockholders of Infonet Services Corporation to be held on August 19, 2003 at 10:00 a.m., local time, at the Manhattan Beach Marriott located at 1400 Parkview Avenue, Manhattan Beach, California 90266.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible. If you attend the annual meeting, you may, if you wish, withdraw your proxy and vote in person.

We thank you for your attention to these matters.

Sincerely,

JOSÉ A. COLLAZO

Chairman of the Board, CEO and President

INFONET SERVICES CORPORATION

2160 East Grand Avenue

El Segundo, California 90245-1022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held August 19, 2003

INFONET SERVICES CORPORATION:  To our stockholders

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders, referred to as the Annual Meeting, of Infonet Services Corporation, a Delaware corporation, will be held at the Manhattan Beach Marriott located at 1400 Parkview Avenue, Manhattan Beach, California 90266, on August 19, 2003, at 10:00 a.m., local time, for the following purposes:

1.	To elect eleven directors to serve until the Annual Meeting of stockholders in the year 2004 and until their successors are duly elected and qualified;

2.	To approve an amendment and restatement of the Infonet Services Corporation 2000 Employee Stock Purchase Plan to, among other things, increase the number of Class B common shares reserved for issuance under that plan from 2,000,000 to 4,000,000;

3.	To approve the adoption of the Infonet Services Corporation 2003 Incentive Award Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending April 2, 2004; and

5.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

Following the Annual Meeting, management will report on the activities of Infonet. A discussion period is planned to provide stockholders the opportunity to ask questions and make appropriate comments.

The Board of Directors has fixed the close of business on June 27, 2003 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting. A list of stockholders will be available for inspection at the offices of Mellon Investor Services, 400 S. Hope Street, 4th Floor, Los Angeles, California 90071, at least ten days prior to the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. If you plan to be present, please notify the undersigned so that identification can be prepared for you. Whether or not you plan to attend the Annual Meeting, please execute, date and return promptly the enclosed Proxy Card. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest and consideration.

By Order of the Board of Directors,

Paul A. Galleberg

Senior Vice President, General Counsel and Secretary

El Segundo, California

July 7, 2003

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

2160 East Grand Avenue

El Segundo, California 90245

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

AUGUST 19, 2003

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Infonet Services Corporation, a Delaware corporation, of proxies from the holders of our issued and outstanding Class B common shares of stock, $.01 par value per share (the “Class B common shares”) and our issued and outstanding Class A common shares of stock, $.01 par value per share (the “Class A common shares”, and together with our Class B common shares, the “Common Shares”), to be exercised at the Annual Meeting of Stockholders, referred to as the Annual Meeting, to be held on August 19, 2003 at the Manhattan Beach Marriott located at 1400 Parkview Avenue, Manhattan Beach, California 90266 at 10:00 a.m., local time, and at any adjournment or postponement of the meeting for the purposes set forth in the accompanying Notice of Annual Meeting. The terms “Infonet”, “us”, “we” and “our” as used in this statement refer to Infonet Services Corporation.

This Proxy Statement and the enclosed form of proxy are first being mailed to our stockholders on or about July 11, 2003.

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following proposals:

1.	To elect eleven directors to serve until the Annual Meeting of stockholders in the year 2004 and until their successors are duly elected and qualified;

2.	To approve an amendment and restatement of the Infonet Services Corporation 2000 Employee Stock Purchase Plan to, among other things, increase the number of Class B common shares reserved for issuance under that plan from 2,000,000 to 4,000,000;

3.	To approve the adoption of the Infonet Services Corporation 2003 Incentive Award Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending April 2, 2004; and

5.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

Only the holders of record of our Common Shares at the close of business on June 27, 2003, referred to as the Record Date, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each Class B common share is entitled to one vote on all matters, while each Class A common share is entitled to ten votes on all matters, except that the Class B common shares, voting separately as a class, shall have the right to elect two of our directors and the Class A common shares will not vote with respect to these directors. The nominees to be elected as directors by the Class B common shares are referred to in this Proxy Statement as the Class B common shares nominees. As of the Record Date, 463,760,742 of our Common Shares representing 1,916,390,964 votes were outstanding, which consists of 161,403,358 of our Class A common shares outstanding representing 1,614,033,580 votes and 302,357,384 of our Class B common shares outstanding representing 302,357,384 votes. A majority of the Common Share votes outstanding at the Record Date must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting, except that a majority of the Class B common shares outstanding at the Record Date must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the election of the Class B common shares nominees. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not instructed or authorized to vote on a particular proposal) will count toward the presence of a quorum.

The Common Shares represented by all properly executed proxies returned to us will be voted at the Annual Meeting as instructed or, if no instruction is given, they will be voted FOR the eleven director nominees, FOR the amendment and restatement of the 2000 Employee Stock Purchase Plan, FOR the adoption of 2003 Incentive Award Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending April 2, 2004. As to any other business that properly comes before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. We do not presently know of any other business that may properly come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised at the Annual Meeting: (a) by filing with our Secretary a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as those proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that were effectively revoked or withdrawn prior to the reconvened Annual Meeting).

We will bear the cost of soliciting proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronic mail or otherwise. Those directors, officers and employees of Infonet will not be additionally compensated for any solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of Common Shares held of record by them will be reimbursed for their reasonable expenses incurred in forwarding the material.

Our Class B common shares are traded on the New York Stock Exchange, or NYSE, under the ticker symbol “IN.” On June 27, 2003, the closing price for our Class B common shares on the NYSE was $1.57 per share. In the fiscal year ended March 31, 2003 we filed an application with the Frankfurt Stock Exchange, or FSE, to voluntarily delist our securities from trading on the FSE. The FSE granted our application and the delisting was effective as of April 14, 2003.

Only one copy of this Proxy Statement is being delivered to multiple holders of our Common Shares who share an address, unless we have received contrary instructions from one or more of such holders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a holder of Common Shares at a shared address to which a single copy of this Proxy Statement was delivered. Security holders that wish to make such a request, or wish to receive a separate proxy statement in the future, should write to us at 2160 East Grand Avenue, El Segundo, California 90245, Attn: Investor Relations or call (310) 335-2181. If you share an address with another holder of Common Shares and are receiving multiple copies of this Proxy Statement you may also contact us to request that we deliver a single copy of future proxy statements and annual reports.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT. IF ANY REPRESENTATION OR INFORMATION IS GIVEN OR MADE, YOU MUST NOT RELY ON THAT INFORMATION AS HAVING BEEN AUTHORIZED BY US AND THE DELIVERY OF THIS PROXY STATEMENT UNDER NO CIRCUMSTANCES SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF INFONET SINCE THE DATE HEREOF.

The date of this proxy statement is July 7, 2003.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our restated certificate of incorporation provides that the authorized number of directors will be between seven and twelve, with the exact number to be determined by a majority of our Board of Directors, or Board. Our Board has determined to increase the authorized number of directors on our Board from nine to eleven, effective as of the date of the Annual Meeting.

Under our stockholders agreement with holders of our Class A common shares, referred to as our stockholders agreement, each of the six holders of our Class A common shares is currently entitled to designate one director to be nominated to serve on our Board. These holders have also agreed to vote their Common Shares in favor of the directors designated by the other holders of Class A common shares and for our president, José A. Collazo, as a director. Accordingly, each holder of our Class A common shares is committed to vote all of its Common Shares in favor of the election of seven of our eleven directors. See “Certain Relationships and Related Transactions—Stockholders Agreement” for more information regarding our stockholders agreement. Pursuant to the stockholders agreement, our current directors, John Allerton, Eric M. de Jong, Per-Eric Fylking, Yuzo Mori, Hanspeter Quadri and Jose Manuel Santero have been designated by Telstra Corporation Limited, KPN Telecom B.V., Telia AB, KDDI Corporation, Swisscom AG and Telefónica International Holding B.V., respectively. John Allerton has served as a director since May 7, 2003, when Douglas Campbell resigned and the Board appointed Mr. Allerton to serve as his successor. Mr. Campbell was the prior designee of Telstra Corporation Limited.

Our Board has nominated each of our nine current directors for re-election to the Board. In addition, upon the recommendation of the Nominating and Corporate Governance Committee of our Board, Bruce Beda and Peter Hanelt have been nominated to fill the vacancies created by the recent increase in the number of authorized directors upon their election to the Board at the Annual Meeting. Our restated certificate of incorporation reserves two independent directors for election by the Class B common shares voting alone. Timothy P. Hartman and Matthew J. O’Rourke have been nominated as such independent directors, and are referred to as the Class B common shares nominees. The remaining director nominees are elected by the Class A common shares and Class B common shares voting together, and are referred to as the Common Shares nominees. At each annual meeting of stockholders, nominees are elected to serve until the next annual meeting of stockholders. Our directors may be removed, with or without cause, by the affirmative vote of the holders of two-thirds of the voting power of the then outstanding Class A common shares and Class B common shares, voting together as a single class.

Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted FOR the election of each of the Board’s nominees listed below.

Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. The following information relating to the nominees for election as director has been furnished to us by the respective individuals. There are no family relationships among any of our directors and executive officers.

Nominees for Director

Name	Age	Title
José A. Collazo	59	President, Chief Executive Officer, Chairman of the Board of Directors, Common Shares nominee
John Allerton	46	Director, Common Shares nominee
Bruce A. Beda	62	Director, Common Shares nominee
Eric M. de Jong	54	Director, Common Shares nominee
Per-Eric Fylking	64	Director, Common Shares nominee
Peter G. Hanelt	58	Director, Common Shares nominee
Timothy P. Hartman	64	Director, Class B common shares nominee
Yuzo Mori	47	Director, Common Shares nominee
Matthew J. O’Rourke	64	Director, Class B common shares nominee
Hanspeter Quadri	49	Director, Common Shares nominee
José Manuel Santero	36	Director, Common Shares nominee

José A. Collazo has served as our President, Chief Executive Officer and Chairman of the Board since our incorporation in 1988. From 1967 to 1988, Mr. Collazo held several management positions at Computer Sciences Corporation, or CSC, an information technology service provider, including President of the International Division and head of global network services. Mr. Collazo is on the Pepperdine University Board of Regents.

John Allerton has been a member of our Board since May 2003. He is currently the Director, Acquisitions, Investments & Strategic Development of Telstra Corporation, an Australian telecommunications company and one of our major stockholders, a position he has held since July 2001. Mr. Allerton was a Partner with the accounting firm of Ernst & Young and then with the accounting firm of KPMG, LLP from 1998 to June 2001.

Bruce A. Beda has been nominated to fill one of the two vacancies on our Board created by the recent increase in the number of authorized directors. Mr. Beda has been the Chief Executive Officer of Orion Partners, LLC, a private investment and consulting company, since 1996 and the Chief Executive Officer of Kilbourn Capital Management, LLC, a financial asset manager, since 2001. Mr. Beda also serves on the Board of Directors and as the Chairman of the Audit Committee of Stifel Financial Corp., a financial services company.

Eric M. de Jong has been a member of our Board since 1999. Since 2001, he has served as the Director International Participations of Royal KPN N.V., a Dutch telecommunications company and an affiliate of one of our major stockholders. Prior to this time, he was Director Partnership Management of KPN International, Director of Strategy and Director of KPN in charge of the telecommunications development of the Amsterdam airport area. Mr. de Jong is, among others, a member of the Supervisory Board of AUCS (see “Certain Relationships and Related Transactions—Commercial Contracts with Related Parties”); Xantic B.V., a privately held Dutch satellite communications company; Chairman of the Board of Directors of Pantel RT, a privately held telecommunications company; and a member of the Board of Directors of People’s Telephone Company Ltd., a privately held mobile communications company.

Per-Eric Fylking has been a member of our Board since August 2002. Mr. Fylking retired from Telia AB, a Swedish telecommunications company and one of our major stockholders, in 2000. From 1995 to 2000, he was the head of mergers and acquisitions for, and a director of, Telia AB. Since his retirement, Mr. Fylking has been engaged as an independent business consultant by various companies, including Telia AB.

Peter G. Hanelt has been nominated to fill one of the two vacancies on our Board created by the recent increase in the number of authorized directors. From 2001 to 2003, Mr. Hanelt was Chief Operating Officer and Chief Restructuring Officer of Good Guys, Inc., a consumer electronics retailer. Prior to that, Mr. Hanelt was affiliated with Natural Wonders, Inc., a national retailing company. Mr. Hanelt initially served on the Board of Directors of Natural Wonders in 1998 when he was recruited to help reverse consistently declining sales and profits. Following the 1998 resignation of Natural Wonders’ Chief Financial Officer and Chief Executive Officer, Mr. Hanelt was appointed to both positions where he served until 2000 and 2001, respectively. Following a poor holiday season and unsuccessful attempts to sell the company, Natural Wonders filed a voluntary bankruptcy petition under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California, Oakland Division, on December 17, 2000. From 1997 to 2000, Mr. Hanelt also served with Regent Pacific, a company specializing in senior executive assignments, where he provided business development and financial advisory services to client companies. Mr. Hanelt is currently a member of the Board of Directors of the following companies: Shoe Pavilion, Inc., a shoe retailer, where he serves as the chairman of both the Audit Committee and the Compensation Committee; Patelco Credit Union, a privately held credit union; Catholic Heathcare West, a privately held not-for-profit hospital healthcare system; and Interhealth Nutraceuticals, Inc., a privately held international nutraceutical product wholesaler.

Timothy P. Hartman has been a member of our Board since 2000. He was Chairman of NationsBank of Texas until his retirement in June 1996, and also was a director and Vice Chairman of its parent corporation until he retired in 1994. Before joining the NationsBank organization in 1982, Mr. Hartman was the Chief Financial Officer of Baldwin-United Corporation, a diversified financial services company, with which he was associated from 1963 through 1981. From 2002 until May 1, 2003, Mr. Hartman was also a director of Kookmin Bank, a Korean Bank.

Yuzo Mori has been a member of our Board since May 2002. Since September 2001, Mr. Mori has served as General Manager of the Global Business Division of KDDI Corporation, a Japanese telecommunications company and one of our major stockholders. Prior to his current position, Mr. Mori held several other positions with KDDI corporation and its predecessor KDD Corporation, including Senior Manager, Overseas Group Business from October 2000 until September 2001, Director in charge of Group Finance, Global Business Development from March until September 2000; Deputy Director (and later Senior Deputy Director), Carrier Business Group from 1999 until February 2000; Deputy Director, Americas, Europe, Middle East & Africa from 1997 to 1999; and Head of Kyoto Regional Office from 1995 to 1997.

Matthew J. O’Rourke has been a member of our Board since 2000. He was a partner with the accounting firm Price Waterhouse LLP from 1972 until his retirement in June 1996. Prior to his retirement, he served as Managing Partner at Price Waterhouse’s New York National Office from 1994 to 1996 and as Managing Partner for Northern California from 1988 to 1994. Since his retirement, Mr. O’Rourke has been engaged as an independent business consultant. Mr. O’Rourke is also a member of the Board of Directors of LSI Logic Corporation, a semi-conductor products and storage systems designer and manufacturer.

Hanspeter Quadri has been a member of our Board since February 2002. Since 2001, Mr. Quadri has served as the Chief Executive Officer of Swisscom Enterprise Solutions, the new group company responsible for business customers within Swisscom, Ltd. Group. Swisscom, Ltd. is a Swiss telecommunications company and one of our major stockholders. Before assuming his current position, Mr. Quadri was head of Large Accounts (and later on Major Accounts) within the former Marketing & Sales Division of Swisscom Ltd. from 1999 to 2000. Prior to joining Swisscom, Mr. Quadri was head of IBM Networking Systems, Central Region (IBM EMEA) and a member of the Management Board of IBM System EMEA from 1997 to 1999. Previously he served as head of IBM Software Business Unit at IBM Switzerland from 1995 to 1996.

José Manuel Santero has been a member of our Board since August 2001. Since 2000, Mr. Santero has served as the Mergers and Acquisitions General Manager of Telefónica DataCorp, a Spanish telecommunications company and an affiliate of one of our major stockholders. From 1992 to 1998, he served as the Director of Investments Analysis of Telefónica International, serving as General Manager of Investments and Controller of Telefónica International between 1999 and 2000.

Vote Required and Board Recommendation

Common Shares nominees.    The nine Common Shares nominees will be elected by a favorable vote of a plurality of all Common Share votes cast at a meeting at which a quorum is present. For purposes of the election of the Common Shares nominees, abstentions will count toward calculation of a quorum but will not be counted as votes cast and will have no effect on the results of the vote. Because the election of directors is a matter on which a broker or other nominee has discretionary voting authority, no broker non-votes will result from this proposal.

Unless instructed to the contrary, the shares represented by all properly executed proxies will be voted FOR the election of all of the Common Share nominees named above.

Class B common shares nominees.    The two Class B common shares nominees will be elected by a favorable vote of a plurality of all Class B common share votes cast at a meeting at which a quorum is present. For purposes of the election of the Class B common shares nominees, abstentions will count toward calculation of a quorum but will not be counted as votes cast and will have no effect on the results of the vote. Because the election of directors is a matter on which a broker or other nominee has discretionary voting authority, no broker non-votes will result from this proposal.

Unless instructed to the contrary, the Class B common shares represented by all properly executed proxies will be voted FOR the election of all of the Class B common shares nominees named above.

The Board unanimously recommends a vote “FOR” the election of each of the director nominees to serve until the annual meeting of stockholders to be held in the year 2004 and until their successors are duly elected and qualified.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND

RESTATEMENT OF THE INFONET SERVICES CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN

Our Board believes that it is in our best interests to encourage stock ownership by our employees. Accordingly, on May 6, 2003, the Board adopted, subject to stockholder approval, an amended and restated Infonet Services Corporation 2000 Employee Stock Purchase Plan (originally the “ESPP,” and as amended and restated, the “Amended ESPP”) to be effective January 1, 2004. The Amended ESPP is subject to the approval of our stockholders.

The principal features of the Amended ESPP are summarized below, but the summary is qualified in its entirety by reference to the Amended ESPP itself, which is contained in Appendix A to this proxy statement.

Purpose of the Amended ESPP

The purpose of the Amended ESPP is to assist our eligible employees and those of our designated subsidiary corporations in acquiring stock ownership pursuant to a plan which is intended to qualify as an “employee stock purchase plan,” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Under the Amended ESPP, an eligible employee will be granted options to purchase our Class B common shares through payroll deductions, at a discount from the then current market price, without payment of commissions or other charges. Offering employees the opportunity to become owners of Class B common shares is intended to help to further align the employees’ interests with those of our stockholders generally. The Amended ESPP is also intended to help employees provide for their future security and to encourage them to remain in our employment or the employment of our subsidiary corporations. The proceeds received by us from the sale of Class B common shares pursuant to the Amended ESPP will be used for general corporate purposes.

The Amended ESPP will become effective, assuming stockholder approval is obtained, on January 1, 2004, and will terminate as to future option grants on May 6, 2013. The Amended ESPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not a qualified plan under Section 401(a) of the Code.

Securities Subject to the Amended ESPP

The total number of Class B common shares that may be sold under the Amended ESPP will not exceed 4,000,000. The closing share price on the New York Stock Exchange for our Class B common shares on the Record Date was $1.57. The Amended ESPP provides for appropriate adjustment in the number and kind of shares of stock for which options may be granted, and the number and kind of shares of stock which may be sold pursuant to the Amended ESPP, in the event of a stock split, stock dividend, reorganization or other specified changes in our capitalization.

Eligible Persons

Our employees and those of our designated subsidiaries, currently constituting approximately 1,100 individuals, generally will be eligible to participate in the Amended ESPP and will receive options to purchase Class B common shares under the Amended ESPP.

An employee will not be eligible to participate in the Amended ESPP if such employee:

•	immediately after an option is granted under the Amended ESPP, owns (or is treated as owning) Class B common shares or other stock possessing 5% or more of the total voting power or value of all classes of our stock (and any parent corporation and subsidiary corporation of us);

•	is customarily employed for 20 hours or less per week; or

•	is customarily employed for five months or less in any calendar year.

Our directors, or the directors of any parent corporation or subsidiary corporation of Infonet, who are not employees will not be eligible to participate in the Amended ESPP.

Grant of Options

We will grant options under the Amended ESPP to all participants on the first trading day of each offering period. The offering periods will be:

•	The period commencing on January 1 and terminating on the last trading date immediately preceding the second anniversary of the commencement of this period.

•	The period commencing on July 1 and terminating on the last trading day immediately preceding the second anniversary of the commencement of this period; and

The first offering period will begin on January 1, 2004. We will grant options under the Amended ESPP until the number of Class B common shares available under the Amended ESPP have been sold, or the Amended ESPP terminates.

As required under Section 423(b)(8) of the Code, no participant may be granted an option under the Amended ESPP that permits his or her rights to purchase Class B common shares or other stock under the Amended ESPP, and under any of our, our subsidiaries’ or any future parent company’s employee stock purchase plans, to accrue at a rate which exceeds $25,000 of the fair market value of such Class B common shares or other stock for any calendar year.

Election to Participate; Payroll Deductions

Each participant will participate in the Amended ESPP by means of payroll deductions. A participant will be required to deliver a completed and executed subscription agreement authorizing payroll deductions to us before the commencement of an offering period. The subscription agreement will be the participant’s election to participate in the offering period and subsequent offering periods.

The subscription agreement will designate the percentage of the participant’s compensation to be deducted for purposes of the Amended ESPP. The payroll deductions will occur on each payday during the offering period and may be in any whole percentage of compensation not exceeding 10%. Compensation will include salary, wages, commissions, overtime pay, shift premiums, bonuses and other incentive compensation payments, plus any pre-tax contributions made by the participant to any nonqualified deferred compensation plan.

A participant may decrease, but not increase, his or her payroll deduction authorization during an offering period to any whole percentage of compensation not exceeding 10%. A participant may also withdraw from participation in the Amended ESPP during an offering period. See “Withdrawal from the Amended ESPP.”

A participant’s subscription agreement will remain in effect for subsequent offering periods, unless the participant:

•	submits a new subscription agreement;

•	withdraws from participation under the Amended ESPP; or

•	otherwise ceases to be eligible to participate in the Amended ESPP.

Exercise of Options

Unless a participant withdraws from the Amended ESPP or otherwise becomes ineligible to participate in the Amended ESPP, his or her option to purchase shares will be exercised automatically on the last day of each purchase period during the offering period for which the option was granted. Each offering period consists of four consecutive six month purchase periods. A participant’s option will be exercised to the extent that the participant’s cumulative payroll deductions for the offering period are sufficient to purchase, at the applicable option price, whole Class B common shares. No fractional Class B common shares will be sold under the Amended ESPP. A participant may not purchase more than 200,000 Class B common shares upon the exercise of the option with respect to any offering period or more than 50,000 Class B common shares upon the exercise of an option with respect to any purchase period. Any payroll deductions not applied to the purchase of whole Class B common shares will be credited to the account of the employee and subsequently paid to the participant in cash as soon as reasonably practicable after the purchase period.

Option Price; Discount to Fair Market Value

The purchase price for a Class B common share purchased pursuant to an option granted under the Amended ESPP will be 85% of the fair market value of a Class B common share on (i) the date of option exercise (i.e., the last day of the purchase period with respect to which the option was granted), or (ii) the date of option grant (i.e., the first day of the offering period), whichever is lower.

The fair market value of a Class B common share as of a given date will be:

•	the closing price of a Class B common share on the New York Stock Exchange or another established stock exchange or national market system on which the Class B common shares are listed or traded, as reported in the Wall Street Journal, on the last trading day prior to the given date; or

•	if the foregoing valuation method is not practicable, such other valuation method as the plan administrator shall select, in its discretion.

Withdrawal from the Amended ESPP

A participant may withdraw from participation under the Amended ESPP during an offering period at any time prior to the last day of a purchase period by providing us with written notice of such withdrawal. Upon withdrawal, the participant’s cumulative payroll deductions will be refunded to the participant without interest. A participant who withdraws from the Amended ESPP and is eligible for a subsequent offering period may participate in such offering period by delivering to us a subscription agreement not later than ten days before the commencement of such subsequent offering period.

Expiration of Options

Each option granted for an offering period will expire on the last day of the offering period, immediately after the automatic exercise of the option pursuant to the terms of the Amended ESPP. If a participant ceases to be eligible to participate in the Amended ESPP for any reason, including in the case of his or her death, he or she will deemed to have withdrawn from the plan and the payroll deductions credited to the participant’s account during the respective offering period will be paid to the participant or his or her designated beneficiary as soon as reasonably practicable.

Non-Transferability of Options

Neither the payroll deductions credited to a participant’s account nor any rights with regard to the exercise of options received under the Amended ESPP may be assigned, transferred or pledged by the participant, other than by will or the laws of descent and distribution, and any options received under the Amended ESPP will be exercisable during a participant’s lifetime only by the participant.

Rights as Stockholders

A participant will not be deemed to be one of our stockholders with respect to shares of stock subject to an option granted under the Amended ESPP and will not have any of the rights or privileges of a stockholder with respect to shares of stock subject to an option granted under the Amended ESPP, until the shares have been issued to the participant following the exercise of the option.

Administration

The Amended ESPP will be administered by our Board or a committee appointed by our Board and consisting of no fewer than three members of the Board. The administrator of the plan has the power to interpret the Amended ESPP and the terms of the options and to adopt rules for the administration, interpretation and application of the Amended ESPP that are consistent with the Amended ESPP. The committee, if any, may also delegate any of its administrative powers to a subcommittee thereof. Notwithstanding the appointment of a committee to administer the Amended ESPP, the Board, in its absolute discretion, may at any time exercise any and all rights and duties of the administrator of the Amended ESPP.

Amendment and Termination of the Amended ESPP

Our Board, or any committee appointed by the Board and consisting of at least two members that are non-employee directors, may at any time and for any reason amend or terminate the Amended ESPP; provided, however, that no termination may affect options previously granted, except that an offering period may be terminated if the Board determines that the termination is in the best interests of the company. Notwithstanding the foregoing, no amendment may make any change in an option already granted that adversely affects the rights of any participant without that participant’s consent. To the extent necessary to ensure the Amended ESPP’s continued qualification as an “employee stock purchase plan” under Code Section 423 the approval of the outstanding shares of our capital stock entitled to vote will be required to amend the Amended ESPP.

The administrator may, without stockholder consent and without regard to whether a participant is adversely affected:

•	change the offering periods;

•	limit the frequency and/or number of changes in the amount withheld in an offering period;

•	establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars;

•	permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections;

•	establish waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Class B common shares for each participant properly correspond with amounts withheld from the participant’s compensation; and

•	establish such other limitations or procedures as the administrator determines in its sole discretion advisable and which are consistent with the Amended ESPP.

Furthermore, if our Board determines that the ongoing operation of the Amended ESPP may result in unfavorable accounting consequences, the Board may, in its discretion, modify or amend the Amended ESPP to reduce or eliminate the unfavorable accounting consequences, including without limitation:

•	altering the purchase price for any offering period, including an offering period underway at the time of the change in purchase price;

•	shortening any offering period so that the offering period ends on a new exercise date, including any offering period underway at the time of the action; and

•	allocating shares.

Federal Income Tax Consequences

The following summarizes the Federal income tax consequences of a participant’s participation in the Amended ESPP and is not intended to be a complete description of the tax consequences. This summary does not address Federal employment taxes, state and local income taxes and other taxes that may be applicable.

Grant of Option; Exercise of Option

A participant will not recognize taxable income on the date the participant is granted an option under the Amended ESPP or on the date the option is exercised.

Sale of Common Stock after the Holding Period

If a participant does not sell or otherwise dispose of the Class B common shares purchased upon exercise of his or her option under the Amended ESPP within two years after the date on which the option is granted or within one year after the date on which the Class B common shares are purchased (the “Holding Period”), or if the participant dies while owning the Class B common shares, the participant will be taxed in the year in which he or she sells or disposes of the Class B common shares, or the year closing with his or her death, whichever applies, as follows:

•	The participant will recognize ordinary income in an amount equal to the lesser of:

•	the excess, if any, of the fair market value of the Class B common shares on the date on which such shares are sold or otherwise disposed, or the date on which the participant died, over the amount paid for the Class B common shares, or

•	the excess of the fair market value of the Class B common shares on the date the option was granted, over the option price (determined assuming that the option was exercised on the date granted) for such Class B common shares; and

•	The participant will recognize as capital gain any further gain realized (after increasing the tax basis in the Class B common shares by the amount of ordinary income recognized as described above).

Sale of Common Stock during the Holding Period

If the participant sells or otherwise disposes of the Class B common shares purchased upon exercise of his or her option under the Amended ESPP before the Holding Period expires, and the amount realized is greater than or equal to the fair market value of the shares of Common Stock on the date of exercise, the participant will be taxed in the year in which he or she sells or disposes of the Class B common shares as follows:

•	The participant will recognize ordinary income to the extent of the excess of the fair market value of the Class B common shares on the date on which the option was exercised, over the option price for such Class B common shares; and

•	The participant will recognize as capital gain any further gain realized (after increasing the tax basis in the Class B common shares by the amount of ordinary income recognized as described above).

If the participant sells or otherwise disposes of the Class B common shares before the Holding Period expires, and the amount realized is less than the fair market value of the Class B common shares on the date of exercise, the participant will be taxed in the year in which he or she sells or disposes of the Class B common shares as follows:

•	The participant will recognize ordinary income to the extent of the excess of the fair market value of the Class B common shares on the date on which the option was exercised, over the option price for such Class B common shares; and

•	The participant will recognize capital loss to the extent the fair market value of the Class B common shares on the exercise date exceeds the amount realized on the sale or other disposition.

Our Deduction

We, or any subsidiary of ours that employs the participant, are entitled to a tax deduction only to the extent that the participant recognizes ordinary income because the participant sells or otherwise disposes of the Class B common shares before the Holding Period expires.

Vote Required and Board Recommendation

Under Delaware law and our restated certificate of incorporation and bylaws, the affirmative vote of a majority of the votes represented by the Common Shares present in person or by proxy and entitled to vote on this proposal at the Annual Meeting is required for approval of the proposed Amended ESPP. For purposes of the vote on the proposed Amended ESPP, abstentions will have the same effect as votes against the proposed Amended ESPP and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

For the Amended ESPP to be approved under the rules of the New York Stock Exchange: (i) more than 50% in interest of all securities entitled to vote on the proposal must cast a vote on this proposal, and (ii) a majority of the votes cast must vote “for” the proposal. Votes “for,” “against” and “abstain” count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, excluding shares represented by broker non-votes, are counted as shares entitled to vote. Therefore, abstentions will have the same effect as votes against the proposed Amended ESPP and broker non-votes will have no effect on the result of the vote.

Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the approval of the Amended ESPP.

The Board unanimously recommends a vote “FOR” approval of the Infonet Services Corporation 2000 Employee Stock Purchase Plan (Amended and Restated effective January 1, 2004).

PROPOSAL NO. 3

APPROVAL OF THE INFONET SERVICES CORPORATION

2003 INCENTIVE AWARD PLAN

Our stockholders are being asked to approve the 2003 Incentive Award Plan of Infonet Services Corporation (the “2003 Plan”). On May 6, 2003, our Board approved and adopted the 2003 Plan, subject to approval by our stockholders. The 2003 Plan serves as a successor to our 1998 Stock Option Plan, 1999 Stock Option Plan and 2000 Omnibus Stock Plan (the “Prior Plans”). As of June 27, 2003, 2,404,857 Class B common shares remain available for grant under the Prior Plans.

The summary of the provisions of the 2003 Plan that follows is not intended to be complete, and reference is made to the 2003 Plan for complete statements of the terms and provisions. The principal features of the 2003 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2003 Plan itself which is contained in Appendix B to this proxy statement.

Purpose of the 2003 Plan

The purpose of the 2003 Plan is to provide additional incentive for directors, key employees and consultants to further the growth, development and financial success of the company by personally benefiting through the ownership of our Class B common shares or other rights which recognize such growth, development and financial success. Our Board also believes that the 2003 Plan will enable us to obtain and retain the services of directors, key employees and consultants that are considered essential to our long range success by offering them an opportunity to own stock and other rights that reflect our financial success.

The 2003 Plan will become effective immediately upon stockholder approval.

Securities Subject to the 2003 Plan

The aggregate number of Class B common shares subject to options, stock purchase rights, stock appreciation rights, or SARs, and other awards will be equal to 20,000,000, plus the number of Class B common shares that remain available for grants of options or other awards under the Prior Plans, together with any additional Class B common shares that may become available for issuance under the Prior Plans as a result of the reserved share replenishment provisions of those plans or as a result of stock options under those plans expiring or otherwise becoming unexercisable. As of the Record Date, a maximum of 22,404,857 Class B common shares will be issued under the 2003 Plan. The closing share price for our Class B common shares on the New York Stock Exchange on the Record Date was $1.57. The Board or a committee of the Board appointed to administer the 2003 Plan shall have the authority in its discretion to appropriately adjust:

•	the aggregate number of Class B common shares subject to the 2003 Plan;

•	the number and kind of shares of common stock subject to outstanding awards under the 2003 Plan; and

•	the price per share of outstanding options, stock purchase rights, SARs and other awards;

if there is any stock dividend, stock split, recapitalization, or other subdivision, combination or reclassification of shares of Common Stock.

Shares subject to expired or canceled options or surrendered or repurchased shares of restricted stock will be available for future grant or sale under the 2003 Plan. In addition, shares which are delivered to us by an optionee or withheld by us upon the exercise of an award in payment of the exercise price or in satisfaction of tax withholding obligations may again be optioned, granted or awarded under the 2003 Plan. No shares may be optioned, granted or awarded under the 2003 Plan, however, if such action would cause an incentive stock option to fail to qualify as an “incentive stock option” under Section 422 of the Code.

Awards Under the 2003 Plan

The 2003 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonqualified Stock Options, or NQSOs, will provide for the right to purchase Class B common shares at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may be less than fair market value on the date of grant (but not less than par value on the date of grant), and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the satisfaction of individual or company performance criteria established by the administrator. NQSOs may be granted for any term specified by the administrator.

Incentive Stock Options, or ISOs, will be designed to comply with the applicable provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a Class B common share on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. The total fair market value of shares with respect to which an ISO is first exercisable by an optionee during any calendar year cannot exceed $100,000. To the extent this limit is exceeded, the options granted are NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all of our classes of stock (a “10% Owner”), the 2003 Plan provides that the exercise price must be at least 110% of the fair market value of a Class B common share on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

Restricted stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be repurchased by us at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred except to certain permitted transferees as set forth in the 2003 Plan, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the administrator. Like restricted stock, deferred stock may not be sold, or otherwise hypothecated or transferred except to certain permitted transferees as set forth in the 2003 Plan, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. SARs granted by the administrator in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Class B common shares over the exercise price of the related option or other awards. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2003 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. The administrator may elect to pay SARs in cash or in Class B common shares or in a combination of both.

Dividend Equivalents represent the value of the dividends per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

Performance Awards may be granted by the administrator to employees or consultants based upon, among other things, the contributions, responsibilities and other compensation of the particular employee or consultant.

Generally, these awards will be based upon specific performance criteria and may be paid in cash or in Class B common shares or in a combination of both. Performance Awards may include “phantom” stock awards that provide for payments based upon increases in the price of our Common Stock over a predetermined period. Performance Awards to consultants and employees may also include bonuses granted by the administrator, which may be payable in cash or in Class B common shares or in a combination of both.

Stock Payments may be authorized by the administrator in the form of Class B common shares or an option or other right to purchase Class B common shares and may, without limitation, be issued as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee or consultant.

The administrator may designate employees as “Section 162(m) Participants,” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to Section 162(m) Participants restricted stock, deferred stock, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance goals:

•	revenue growth

•	net income;

•	pre-tax income;

•	operating income;

•	cash flow;

•	earnings per share;

•	earnings before any one or more of interest, taxes, depreciation or amortization;

•	return on equity;

•	return on invested capital or assets;

•	funds from operations;

•	cost reductions or savings; and

•	appreciation in the market price of our Class B common shares.

The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the 2003 Plan to any individual in any calendar year may not exceed 10,000,000 Class B common shares. In addition, the maximum amount of cash that may be paid as a performance award to any individual in any calendar year is $10,000,000.

Grant and Terms of Options

Key Employees and Consultants

The administrator shall have the authority under the 2003 Plan to determine:

•	which employees are key employees and select from the key employees and consultants those that should be granted options;

•	the number of shares to be subject to option grants to selected key employees and consultants;

•	whether the option grants are ISOs or NQSOs and whether the options qualify as performance-based compensation; and

•	the terms and conditions of the option grants.

The administrator may not grant an ISO under the 2003 Plan to any 10% Owner unless the stock option conforms to the applicable provisions of Section 422 of the Code. Only our employees may be granted ISOs under the 2003 Plan. Employees, consultants, and directors may receive NQSOs and restricted stock under the 2003 Plan. Each option will be evidenced by a written option agreement.

Independent Directors

The 2003 Plan provides for a grant of options to any director at the time of his or her election to the Board if at that time the director is a non-employee director. The 2003 Plan also provides for a grant of options to each non-employee director on the date of each annual meeting of stockholders. In each case, the number of Class B common shares subject to the option shall be determined by the administrator. In addition, the administrator, from time to time in its discretion, may grant additional options to select non-employee directors, the terms and conditions of which are to be determined by the administrator consistent with the 2003 Plan.

Pricing

The exercise price for the Class B common shares subject to each option will be specified in each option agreement. For any options granted to key employees or consultants, the administrator shall set the exercise price at the time the option is granted. In certain instances, the exercise price is also subject to additional rules as follows:

•	In the case of options intended to qualify as performance-based compensation, or as ISOs, the exercise price may not be less than the fair market value for a Class B common share subject to such option on the date the option is granted.

•	In the case of ISOs granted to a 10% Owner, the exercise price may not be less than 110% of the fair market value of a Class B common share subject to such option on the date the option is granted.

•	In the case of NQSOs granted to a non-employee director, the exercise price shall be equal to the fair market value for the shares of Common Stock subject to such option on the date the option is granted.

For purposes of the 2003 Plan, the fair market value of a Class B common share as of a given date shall be the closing price of a Class B common share on the New York Stock Exchange on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred.

Term of Options

For options granted to our employees and consultants, the term of an option shall be set by the administrator. In the case of an ISO, the term of the option may not be longer than 10 years from the date the ISO is granted, or if granted to a 10% Owner, five years from the date of the grant. Generally, an option granted to an employee or consultant may only be exercised while such person remains our employee or consultant, as applicable. However, the administrator may, in the written option agreement related to an option granted to an employee or consultant, provide that such outstanding option may be exercised subsequent to the termination of employment or the consulting relationship, except as limited by the requirements of Section 422 of the Code.

Options granted to our non-employee directors shall expire on the earlier of ten years from the date on which the option is granted or twelve months after the termination of the non-employee director’s directorship.

Vesting of Options

For options granted to our employees and consultants, each option agreement will contain the period during which the right to exercise the option in whole or in part vests in the optionee. At any time after the grant of an option, the administrator may accelerate the period during which such option vests. No portion of an option which is unexercisable at an optionee’s termination of employment or termination of consulting relationship will subsequently become exercisable, except as may be otherwise provided by the administrator either in the agreement relating to the stock option or by action following the grant of the option.

Options granted to our non-employee directors as a result of their election to the Board or in connection with an annual meeting of stockholders will vest in full and be exercisable on the date the option is granted. Any other options granted to our non-employee directors will become vested as determined by the administrator.

Exercise of Options

An option may be exercised for any vested portion of the shares subject to the option until the option expires. Only whole Class B common shares may be purchased. An option may be exercised by delivering to our Secretary a written or electronic notice of exercise on a form provided by us, together with full cash payment for the shares in the form of cash or a check payable to us in the amount of the aggregate option exercise price. However, the administrator may in its discretion and subject to applicable laws:

•	allow a delay in payment up to 30 days from the date an option is exercised;

•	allow payment through the delivery of Class B common shares which have been owned by the optionee for at least six months;

•	allow payment through the surrender of Class B common shares which would otherwise be issuable upon exercise of the option;

•	allow payment through the delivery of property of any kind which constitutes good and valuable consideration;

•	allow payment by delivery of a full recourse promissory note to us in a form and with terms prescribed by the administrator;

•	place a market sell order with a broker with respect to Class B common shares then issuable on exercise of the option, directing the broker to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price; or

•	allow payment through any combination of the foregoing.

However, no option may be exercised by delivery of a promissory note or by a loan from us if such loan or extension of credit is prohibited by law.

Eligibility

Our employees, consultants and non-employee directors are eligible to receive awards under the 2003 Plan. As of June 27, 2003, we had approximately 1,100 employees and consultants and eight non-employee directors. Following the 2003 Annual Meeting we will have 10 non-employee directors. The administrator determines which of our employees, consultants and non-employee directors will be granted awards. No employee or consultant is entitled to participate in the 2003 Plan as a matter of right. Only those employees and consultants who are selected to receive grants by the administrator may participate in the 2003 Plan.

Administration of the 2003 Plan

The compensation committee of our Board will be the administrator of the 2003 Plan unless the Board assumes authority for administration. The compensation committee must consist solely of two or more non-employee directors. The administrator has the power to:

•	construe and interpret the terms of the 2003 Plan and awards granted pursuant to the 2003 Plan;

•	adopt rules for the administration, interpretation and application of the 2003 Plan that are consistent with the 2003 Plan; and

•	interpret, amend or revoke any of the newly adopted rules of the 2003 Plan.

Transferability of Awards

Awards may generally not be sold, pledged, transferred, or disposed of in any manner other than pursuant to certain court orders with the administrator’s consent and by will or by the laws of descent and distribution and may be exercised, during the lifetime of the holder, only by the holder or such transferees to whom they have been transferred pursuant to court order with the administrator’s consent.

However, with the consent of the administrator of the 2003 Plan, our employees, consultants and directors who have been granted options under the 2003 Plan may transfer such options to certain permitted transferees, provided that a permitted transferee may not sell, pledge, transfer or dispose of the transferred option in any manner other than pursuant to certain court orders with the administrator’s consent and by will or by the laws of descent and distribution and in compliance with certain procedural and administrative requirements.

Amendment and Termination of the 2003 Plan

The Board may not, without stockholder approval given within 12 months of the Board’s action, amend the 2003 Plan to increase the number of shares of stock that may be issued under the 2003 Plan.

The Board may terminate the 2003 Plan at any time. The 2003 Plan will be in effect until terminated by the Board. However, in no event may any incentive stock option be granted under the 2003 Plan after May 6, 2013. Except as indicated above, the Board may also modify the 2003 Plan from time to time.

Federal Income Tax Consequences Associated with the 2003 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2003 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options

For federal income tax purposes, if an optionee is granted NQSOs under the 2003 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a Class B common share on the date of exercise. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Class B common shares subject to the option on the date the optionee exercises the option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the Class B common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercise the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights

No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock and Deferred Stock

An employee to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the employee generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when deferred stock vests and is issued to the employee, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of deferred stock.

Dividend Equivalents

A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Performance Awards

A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or Class B common shares, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Stock Payments

A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

Deferred Compensation

Participants who defer compensation generally will recognize no income, gain or loss for federal income tax purposes when NQSOs are granted in lieu of amounts otherwise payable, and we will not be entitled to a deduction at that time. When and to the extent such NQSOs are exercised, the rules regarding NQSOs outlined above will generally apply.

Section 162(m) of the Code

In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the 2003 Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2003 Plan may qualify as “qualified performance -based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

We have attempted to structure the 2003 Plan in such a manner that the Committee can determine the terms and conditions of stock options, SARs and performance and incentive awards granted thereunder such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

New Plan Benefits

The following table shows, to the extent determinable, the benefits or amounts that will be received by or allocated to the listed individuals for fiscal year 2004 under the 2003 Plan, if the 2003 Plan is approved by holders of our Common Shares.

Name	Dollar Value(1)	Number of Class B Common Shares Underlying Options Granted
John Allerton(2)	n/a	45,000
Bruce Beda	n/a	60,000
Eric M. de Jong	n/a	45,000
Per-Eric Fylking	n/a	45,000
Peter Hanelt	n/a	60,000
Timothy P. Hartman	n/a	45,000
Matthew J. O’Rourke	n/a	45,000
Hanspeter Quadri	n/a	45,000
José Manuel Santero	n/a	45,000

(1)	The dollar value of the options will be measured by the difference between the price of our Class B common shares and the exercise price on the date the options are exercised. The exercise price of such options will be equal to the fair market value of our Class B common shares on the date of grant. The dollar value of the options is not determinable as of the date of this Proxy Statement since the price of our Class B common shares on the grant date and the exercise date is unknown.

(2)	Due to the policies of his employer, Telstra Corporation Limited, Mr. Allerton disclaims any personal pecuniary interest in any options granted to him. Mr. Allerton has informed us that such pecuniary interest is held by Telstra.

Vote Required and Board Recommendation

Under Delaware law and our restated certificate of incorporation and bylaws, the affirmative vote of a majority of the votes represented by the Common Shares present in person or by proxy and entitled to vote on this proposal at the Annual Meeting is required for approval of the proposed 2003 Plan. For purposes of the vote on the proposed 2003 Plan, abstentions will have the same effect as votes against the proposed 2003 Plan and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

For the 2003 Plan to be approved under the rules of the New York Stock Exchange: (i) more than 50% in interest of all securities entitled to vote on the proposal must cast a vote on this proposal, and (ii) a majority of the votes cast must vote “for” the proposal. Votes “for,” “against” and “abstain” count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, excluding shares represented by broker non-votes, are counted as shares entitled to vote. Therefore, abstentions will have the same effect as votes against the proposed 2003 Plan and broker non-votes will have no effect on the result of the vote.

Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the approval of the 2003 Plan.

The Board unanimously recommends a vote “FOR” approval of the 2003 Incentive Award Plan of Infonet Services Corporation.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Subject to stockholder ratification, the Board, acting upon the recommendation of the Audit Committee, has reappointed the firm of Deloitte & Touche LLP, certified public accountants, as its independent auditor to examine the financial statements of Infonet for the fiscal year ending April 2, 2004. We are asking our stockholders to ratify this selection. The Board has been advised that Deloitte & Touche LLP is independent with regard to Infonet within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder. Infonet will continue to reserve the right to change its independent auditor if deemed appropriate.

Vote Required and Board Recommendation

Deloitte & Touche LLP has been our independent auditor since 1988, and the Audit Committee of our Board desires to continue to engage the services of this firm for the fiscal year ending April 2, 2004. Accordingly, the Board, upon the recommendation of the Audit Committee, has reappointed Deloitte & Touche LLP to audit our and our subsidiaries’ financial statements for fiscal year 2004 and to report on these financial statements. Holders of our Common Shares are being asked to vote upon ratification of this selection. If the holders of our Common Shares do not ratify the selection, the Audit Committee will reconsider the selection.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make statements if they so desire and to respond to appropriate questions.

Under Delaware law and our restated certificate of incorporation and bylaws, the affirmative vote of a majority of the votes represented by the Common Shares present in person or by proxy and entitled to vote on this proposal at the Annual Meeting is required for ratification of the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending April 2, 2004. Abstentions will have the same effect as votes against this proposal. However, the ratification of Deloitte & Touche LLP is a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes will result from this proposal.

Unless instructed to the contrary, the shares represented by the proxies will be voted FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditor.

The Board unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending April 2, 2004.

BOARD OF DIRECTORS, MEETINGS AND ATTENDANCE

Our Board held five meetings during our last full fiscal year. All directors, except Mr. Quadri, attended at least 75% of the aggregate of (i) the total number of meetings of the Board while they were on the Board and (ii) the total number of meetings of the Committees of the Board on which those directors served.

Committees of the Board of Directors

The Audit Committee of our Board, formerly known as the Audit and Finance Committee, was established in 1988 and reviews, acts on and reports to our Board with respect to various auditing and accounting matters, including the recommendation of our independent auditor, the scope of the annual audits, fees to be paid to the independent auditor, the performance of our independent auditor and our accounting practices. The Audit Committee is currently comprised of Messrs. O’Rourke (chairman), Mori and Santero, and met ten times during the fiscal year ended March 28, 2003. Mr. Mori replaced Makoto Arai on this committee on May 7, 2002 in connection with Mr. Arai’s resignation from the Board. If elected to the Board at the Annual Meeting, we expect that Messrs. Beda and Hanelt will be appointed to serve on the Audit Committee in replacement of Messrs. Mori and Santero.

The Compensation Committee of our Board was established in 1988 and determines the salaries, benefits and stock option grants for our corporate officers and directors and oversees the salaries, benefits and stock option grants for our other employees and consultants. The members of the Compensation Committee are Messrs. Hartman (chairman), Fylking (who was appointed to replace Morgan Ekberg on August 20, 2002 following Mr. Fylking’s election to the Board on August 19, 2002 at our 2002 annual meeting of stockholders), and Quadri. The Compensation Committee met three times during the fiscal year ended March 28, 2003.

The Nominating and Corporate Governance Committee of our Board was first established during the fiscal year ended March 28, 2003, and will recommend qualified candidates for election as independent directors of Infonet; consider the performance of incumbent directors; consider and make recommendations to the Board concerning the size and composition of the Board; develop and recommend to the Board guidelines and criteria to determine the qualifications of independent directors; consider and report to the Board concerning its assessment of the Board’s performance; consider, from time to time, the current Board committee structure and membership; recommend changes to the amount and type of compensation of Board members as appropriate; and review, evaluate and propose prospective independent Board members to the Board and consider nominees recommended by stockholders in accordance with the procedures described herein under “Other Matters—Stockholder Proposals for 2004 Annual Meeting.” The Nominating and Corporate Governance Committee is currently comprised of Messrs. Collazo, Fylking and O’Rourke. The Nominating and Corporate Governance Committee met one time in the fiscal year ended March 28, 2003. Members of the Nominating and Corporate Governance Committee interviewed and evaluated several candidates to fill the two board vacancies. The Nominating and Corporate Governance Committee then recommended Messrs. Beda and Hanelt to the full Board for nomination. As discussed earlier, under our stockholders agreement, six directors are designated for nomination by holders of our Class A common stock and are not recommended for election by the Nominating and Corporate Governance Committee.

The Quality of Service Committee of our Board was established in 1994 and reviews, acts on and reports to our Board with respect to the operation of our systems and the provision of services to our clients. The Quality of Service Committee is currently comprised of Messrs. Collazo, de Jong and Allerton, who replaced Mr. Campbell on the committee on May 7, 2003 following Mr. Campbell’s resignation from the Board. The Quality of Service Committee met twice during the fiscal year ended March 28, 2003.

Compensation of Directors

For the fiscal year ended March 28, 2003, our non-employee directors received an annual retainer of $35,000 and fees of $1,000 for each Board meeting attended during the first fiscal quarter and $1,500 for each

Board meeting attended thereafter. Non-employee directors who served as the chairs of our Quality of Service Committee, Compensation Committee and Audit Committee also received annual retainers of $5,000, $5,000 and $10,000, respectively, and all members of Board committees received fees of $1,000 per committee meeting attended during the first fiscal quarter and $1,500 for each committee meeting attended thereafter during the fiscal year. All directors are reimbursed for their out-of-pocket expenses incurred in serving on the Board or any committee thereof.

For the fiscal year ending April 2, 2004, our non-employee directors will receive an annual retainer of $35,000 and a $2,000 fee per Board meeting attended. Non-employee directors who are members of Board committees will also receive $2,000 per committee meeting attended. In addition, the chair of each Board committee, if a non-employee, will receive an annual retainer of $5,000, except for the Chair of our Audit Committee and the Chair of our Compensation Committee, who will receive annual retainers of $30,000 and $10,000, respectively.

During the fiscal year ended March 28, 2003, certain of our non-employee directors received stock options for their services as directors, as shown in the table set forth below. Upon his appointment to the Board on May 7, 2003, Mr. Allerton received 60,000 stock options, as indicated in the table below. Except as otherwise indicated, all option grants were made under our 2000 Omnibus Stock Plan, vested immediately and have an exercise price equal to or greater than the fair market value of our Class B common shares on the date of grant. Mr. Mori was eligible to receive 15,000 options but declined the grant of options to him due to the policies of his employer. Mr. Mori has also renounced all future option grants which may be offered to him by us.

Name	Number of Common Shares underlying options granted(#)		Exercise Price Per Share	Expiration Date
John Allerton	60,000	(1)	$1.51	5/6/13
Eric M. de Jong	15,000		2.27	8/18/12
Per-Eric Fylking	15,000	(2)	2.27	8/18/12
Timothy P. Hartman	15,000		2.27	8/18/12
Matthew J. O’Rourke	15,000		2.27	8/18/12
Hanspeter Quadri	15,000		2.27	8/18/12
Jose Manuel Santero	15,000		2.27	8/18/12

(1)	Due to the policies of his employer, Telstra Corporation Limited, Mr. Allerton disclaims any personal pecuniary interest in any options granted to him. Mr. Allerton has informed us that such pecuniary interest is held by Telstra.

(2)	Mr. Fylking subsequently canceled and returned to us (for no consideration) the options subject to this grant. Mr. Fylking has indicated that he will accept future option grants.

Assuming our 2003 Incentive Award Plan is approved at the Annual Meeting, each of our non-employee directors elected to serve at the Annual Meeting, other than Mr. Mori (who does not accept option grants due to the policies of KDDI), will receive options under our 2003 Incentive Award Plan on the date of the Annual Meeting. Messrs. Allerton, de Jong, Fylking, Hartman, O’Rourke, Quadri and Santero will each receive 45,000 options as continuing directors and Messrs. Beda and Hanelt will receive 60,000 options as new directors. These options will vest immediately and will have an exercise price equal to or greater than the fair market value of our Class B common shares at the time of grant. In the event the 2003 Incentive Award Plan is not approved at the Annual Meeting, these non-employee directors will instead receive the same number of options under our 2000 Omnibus Stock Plan.

EXECUTIVE OFFICERS

The following is a biographical summary of the experience of our executive officers as of July 1, 2003. Biographical information with respect to Mr. Collazo is set forth above under “Nominees for Director”.

Akbar H. Firdosy, 56, has served as our Vice President and Chief Financial Officer since 1995. From 1988 to 1995, Mr. Firdosy served as our Controller. Mr. Firdosy has been with us since our incorporation in 1988 and has thirty-one years of accounting and finance experience.

Paul A. Galleberg, 43, is a Senior Vice President and has served as our General Counsel and Secretary since November 2000, after joining us as Assistant General Counsel in August 2000. From 1994 until he joined us, Mr. Galleberg was a partner at the international law firm Latham & Watkins, after becoming associated with that firm in 1986.

John C. Hoffman, 56, has served as our Executive Vice President, Communications Sales & Service since 1991. From 1988 to 1991, Mr. Hoffman was President of our Infonet USA affiliate. Mr. Hoffman has been with us since our incorporation in 1988 and from 1983 to 1988 held several positions at Computer Sciences Corporation, a consulting and information technology services firm.

Peter C. Sweers, 58, has served as our Chief Operating Officer since October 2002. Prior to his current position, Mr. Sweers was our Senior Vice President, Global Network Solutions, a position he held since June 2001. Mr. Sweers joined Infonet in January 2000 as Vice President of Operations and served in that position until June 2001. From July 1999 to January 2000, Mr. Sweers served as an account executive with Computer Sciences Corporation, a consulting and information technology services firm. From April 1998 to June 1999, Mr. Sweers served in numerous positions, including Senior Vice President of the Communications Systems Division, at one of our country representatives, CACI, Inc., an international information technology products and services company. Prior to his employment with CACI, Inc., Mr. Sweers served over 30 years in the federal government and retired as the Director of Air Traffic Resources Management with the Federal Aviation Administration in December 1997.

Michael J. Timmins, 51, has served as our Executive Vice President, Global Business Development since 1995. From 1993 to 1995, he served as our Vice President, Global Business Development. Mr. Timmins has been with us since our incorporation in 1988.

Thomas E. Whidden, 56, has served as our Vice President, Marketing since December 1997. From July 1994 to December 1997, he served as our Vice President of International Sales. Prior to that time, he held various positions in our European operations and Network Services. Mr. Whidden has been with us since our incorporation in 1988. From 1969 to 1988, Mr. Whidden held several positions at Computer Sciences Corporation, a consulting and technology services firm.

John M. Williams, 56, formerly served as our Executive Vice President, Service Delivery. Mr. Williams resigned from Infonet effective June 20, 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to the compensation we paid for services rendered during the fiscal years ended March 28, 2003, March 29, 2002 and March 30, 2001 to our Chief Executive Officer and to our four other most highly compensated executive officers. We refer to these individuals collectively as our Named Executive Officers.

		Annual Compensation		Long-Term Compensation Awards
Name and Title	Year	Salary	Bonus	Securities Underlying Options Granted(#)(1)	All Other Compensation(2)
José A. Collazo Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$633,804 610,676 562,000	$512,325 301,350 394,830	800,000 1,220,000 2,541,500	$25,812 6,032 7,170

Akbar H. Firdosy Vice President and Chief Financial Officer	2003 2002 2001	304,020 295,000 268,378	237,436 294,550 189,390	837,200 0 418,600	13,371 7,323 6,352

Paul A. Galleberg Senior Vice President, General Counsel and Secretary	2003 2002 2001	324,632 315,001 201,923	284,663 234,674 220,500	700,000 0 1,050,000	17,495 5,698 5,852

John C. Hoffman Executive Vice President Communications Sales & Service	2003 2002 2001	221,837 262,922 210,226	341,826 266,000 353,500	837,200 0 418,600	6,181 6,631 5,628

John M. Williams(3) Executive Vice President Service Delivery	2003 2002 2001	227,311 220,040 206,769	339,857 240,000 176,000	837,200 0 418,600	21,694 6,163 33,284

(1)	All options granted to Messrs. Firdosy, Galleberg, Hoffman and Williams in the fiscal year ended March 28, 2003 were granted pursuant to the completion of our offer to exchange outstanding options with an exercise price of $13.00 or higher that we completed on February 14, 2002. See “—Option Exchange Program” below for more information about this program. Messrs. Firdosy, Hoffman and Williams each cancelled 837,200 options (334,880 vested and 502,320 unvested) with exercise prices ranging from $21.00 to $25.20, and Mr. Galleberg cancelled 700,000 options (all unvested) with an exercise price of $13.75. Mr. Collazo did not cancel any options. Mr. Galleberg’s option grants for the 2001 fiscal year include options that were cancelled in the exchange offer. Messrs. Firdosy’s, Hoffman’s and Williams’ options that were cancelled in the exchange offer were granted prior to fiscal year 2001.

(2)	For fiscal year 2003, the amounts represent life insurance premiums of $1,338, $2,087, $381, $924, and $1,502, paid by Infonet, 401(k) matching contributions of $2,568, $3,898, $6,411, $3,547, and $11,192, made by Infonet and contributions to the Infonet Deferred Income Plan of $21,906, $7,386, $10,703, $1,710 and $9,000 made by Infonet pursuant to the Senior Executive Supplemental Benefits Plan for each of Messrs. Collazo, Firdosy, Galleberg, Hoffman and Williams, respectively.

(3)	Mr. Williams resigned from Infonet effective June 20, 2003.

Option Grants in Last Fiscal Year

The following table presents information relating to options to purchase our Class B common shares granted to the Named Executive Officers during the fiscal year ended March 28, 2003.

Name	Individual Grants
	Number of Class B Common shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation For Option Term(3)
					5%	10%
José A. Collazo(1)	800,000	10%	$1.95	5/6/2012	$981,076	$2,486,238
Akbar H. Firdosy(2)	837,200	11%	2.26	8/19/2012	1,189,914	3,015,475
Paul A. Galleberg(2)	700,000	9%	2.26	8/19/2012	994,911	2,521,301
John C. Hoffman(2)	837,200	11%	2.26	8/19/2012	1,189,914	3,015,475
John M. Williams(2)(4)	837,200	11%	2.26	8/19/2012	1,189,914	3,015,475

(1)	Each option becomes exercisable in four equal annual installments beginning on the first anniversary of the option grant and the options are granted for a term of ten years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

(2)	Represents options granted pursuant to the completion of our offer to exchange outstanding options with an exercise price of $13.00 or higher that we completed on February 14, 2002. See “—Option Exchange Program” below for more information about this program.

(3)	Assumed annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and our financial performance. We cannot assure you that these appreciation rates will be achieved.

(4)	Mr. Williams resigned from Infonet effective June 20, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information with respect to options exercised during fiscal year 2003 and exercisable and unexercisable options held by the Named Executive Officers as of March 28, 2003.

Name	Shares Acquired on Exercise(#)	Value Realized(1)	Number of Securities Underlying Options At March 28, 2003		Value of Unexercised In-the-Money Options At March 28, 2003(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
José A. Collazo	0	$0	4,625,550	5,018,950	$0	$0
Akbar H. Firdosy	53,820	16,146	376,737	932,883	0	23,000
Paul A. Galleberg	0	0	315,000	735,000	0	0
John C. Hoffman	0	0	376,740	879,060	0	0
John M. Williams(3)	40,000	46,400	421,739	932,883	19,000	23,000

(1)	Determined by calculating the difference between the market value of the Class B common shares subject to the options on the date of exercise and the exercise price of the options.

(2)	Based on the closing sales price of a Class B common share on March 28, 2003 of $1.27 on the New York Stock Exchange, minus the exercise price of the in-the-money option, multiplied by the number of shares to which the in-the-money option relates.

(3)	Mr. Williams resigned from Infonet effective June 20, 2003.

EQUITY COMPENSATION PLANS

The following table summarizes information about our Common Shares that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of March 28, 2003:

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)(1)
Equity compensation plans approved by security holders	26,125,032	$8.07	1,487,464
Employee Stock Purchase Plan approved by security holders	n/a	n/a	601,258
Equity compensation plans not approved by security holders(2)	n/a	n/a	n/a

Total	26,125,032	$8.07	2,088,722

(1)	Excludes an additional 2,000,000 Class B common shares to be reserved for issuance pursuant to our amended and restated 2000 Employee Stock Purchase Plan and 20,000,000 Class B common shares to be reserved for issuance pursuant to our 2003 Incentive Award Plan, which plans are subject to stockholder approval under Proposal 2 and Proposal 3 in this Proxy Statement, respectively.

(2)	We do not have any compensation plans under which our Common Shares may be issued upon the exercise of options, warrants and rights that have not been approved by our stockholders.

Pension Plan

Our pension plan is a contributory defined benefit pension plan in which substantially all of our domestic employees are eligible to participate. The pension benefits received by a retiring employee are calculated by multiplying the employee’s total eligible compensation for each year of participation by 2.25%. Eligible compensation consists of base compensation plus non-discretionary bonuses and commissions. Income related to the 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Omnibus Stock Plan, 2003 Incentive Award Plan, reimbursements, fringe benefits or other forms of special pay are not eligible compensation. Pension benefits are paid monthly according to the form elected. Normal retirement is at age 65; however, participants may retire as early as age 55 with a reduced benefit. Participants are required to contribute 3% of pay, after tax, up to a specified maximum. We pay the cost of benefits not provided by participant contributions.

As of March 28, 2003, the following Named Executive Officers, upon retirement at age 65, would be entitled to annual retirement benefits under the pension plan as follows: José A. Collazo—$61,379, Akbar H. Firdosy—$32,102, Paul A. Galleberg—$12,713, John C. Hoffman—$34,090 and John M. Williams—$23,236. As discussed above, Mr. Williams resigned from Infonet effective June 20, 2003.

Supplemental Executive Retirement Plan

Our Supplemental Executive Retirement Plan, or SERP, is a non-qualified deferred compensation plan in which three of our executive officers, including two Named Executive Officers, participated during the fiscal year ended March 28, 2003. The SERP benefits received by a retiring executive are calculated by multiplying the executive’s average compensation during his final 36 months of employment under the SERP by a factor of 38%, 43% or 50%, depending on whether the sum of years of service and the age of the participant exceeds 65, 75 or 85 years as of the date of termination of employment. The annual SERP benefit is reduced by the annual pension plan benefit described above. Eligible compensation consists of base compensation plus non-discretionary bonuses and commissions. Income related to the 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Omnibus Stock Plan, 2003 Incentive Award Plan, reimbursements, fringe benefits or other forms of special pay are not eligible compensation. In lieu of the benefits described above, the SERP provides beneficiaries of participants who die while employed by us with a death benefit equal to 250% of the participant’s average compensation during his final 36 months of employment. The SERP also provides participants and their spouses and dependents with certain post-employment health care coverage.

As of March 28, 2003, Messrs. Collazo and Hoffman, the Named Executive Officers who participate in the SERP, upon retirement at age 65, would be entitled to annual SERP benefits of $0 and $224,040, respectively. Mr. Hoffman’s rights to receive SERP benefits have vested. The then current actuarial value of Mr. Collazo’s SERP benefit was previously transferred from the SERP to the Infonet Deferred Income Plan.

Senior Executive Supplemental Benefits Plan

Effective as of May 7, 2002, we adopted the Senior Executive Supplemental Benefits Plan, or the Supplemental Benefits Plan. The Supplemental Benefits Plan is a non-qualified deferred compensation plan that provides for enhanced retirement benefits for certain key executives designated for participation in the Supplemental Benefits Plan by our Compensation Committee. Under the Supplemental Benefits Plan we provide a matching contribution on behalf of designated executives equal to any amounts deferred by them under the Infonet Deferred Income Plan up to a limit of 3% of the excess of a participant’s gross cash compensation, including amounts deferred under the Infonet Deferred Income Plan, our 401(k) plan and Internal Revenue Code Section 125 plan, over the annual compensation limit under Internal Revenue Code Section 401(a)(17), currently $200,000. Matching contributions under the Supplemental Benefits Plan are made promptly after the end of each calendar year. All of our Named Executive Officers are eligible to participate in this portion of the Supplemental Benefits Plan.

The Supplemental Benefits Plan also provides certain designated executives with an excess pension benefit equal to the amount, if any, by which the designated executive’s accrued benefit under the pension plan is, or has previously been, reduced to comply with Internal Revenue Code Section 415 or because the compensation taken into account for purposes of the executive’s pension plan accruals exceeded the annual compensation limit under Internal Revenue Code Section 401(a)(17). Of our Named Executive Officers, Messrs. Firdosy, Galleberg and Williams are eligible for these excess pension benefits. Excess pension benefits under the Supplemental Benefits Plan are payable at the same time and in the same manner as a participant’s benefits are paid under the pension plan, with corresponding adjustments for early or postponed retirement. As of March 28, 2003, the following Named Executive Officers, upon retirement at age 65, would be entitled to annual retirement benefits under the excess pension benefit provision of the Supplemental Benefits Plan as follows: Akbar H. Firdosy—$31,595, Paul A. Galleberg—$14,873 and John M. Williams—$18,297.

The Supplemental Benefits Plan also provides for an enhanced SERP benefit. Mr. Collazo is eligible for enhanced SERP benefits under the plan. Mr. Collazo’s benefit under the SERP upon his termination of employment on or after attaining age 62 is calculated by multiplying his average compensation during his final 36 months of employment by 60%, minus the aggregate of his annual pension benefit described above and any prior SERP benefits that were used to calculate amounts Mr. Collazo previously withdrew from the SERP and transferred to the Infonet Deferred Income Plan. The enhanced SERP benefit is payable pursuant to the terms and conditions of the SERP, which are incorporated into the Supplemental Benefits Plan. As of March 28, 2003, Mr. Collazo, upon retirement at age 65 would be entitled to annual retirement benefits under the enhanced SERP benefit of the Supplemental Benefits Plan of $78,013.

Employment and Other Agreements

We entered into amended employment agreements with Messrs. Collazo, Firdosy and Galleberg, effective April 24, 2001. Each amended agreement has an initial three-year term that automatically renews for additional

24-month terms unless notice is given not later than 24 months prior to the expiration date of each term. The salary to be received by each of Messrs. Collazo, Firdosy and Galleberg is reviewed annually in accordance with our salary review policies. Each of these executives is eligible to participate in all benefit programs we offer, except that Messrs. Firdosy and Galleberg are not eligible to participate in the SERP and the enhanced SERP benefit under the Supplemental Benefits Plan.

Each of the employment agreements may be terminated by us or the respective executive without further obligation on the part of either party if we terminate the executive’s employment for cause or if the executive resigns for other than good reason, as those terms are defined in the agreements.

If any of Messrs. Collazo, Firdosy or Galleberg is terminated without cause or resigns for good reason or in the event of a change in control, as those terms are defined in the agreements, then he would:

•	be entitled to receive, for a period of two years or until the expiration of the term of his employment agreement, whichever is longer, separation payments equal to his average total cash compensation received during the 12 month period immediately preceding the triggering event;

•	be entitled to accelerated vesting of outstanding stock options and be entitled to exercise such options for the remainder of the respective option term;

•	be entitled to continued medical and dental insurance and continued accrual of all other Benefits (as defined in the employment agreement) during the severance period;

•	be subject to a limited non-compete clause for the term of the severance period; and

•	be entitled to a gross-up for any excise taxes that may be levied on the separation payments, as well as any income or excise taxes levied on such gross-up payment.

All of our other executive officers are appointed annually and serve at the discretion of the Board.

Option Exchange Program

In January 2002, we implemented an Option Exchange Program to address the substantial loss in value of the outstanding stock options held by our employees and the inability of these options to provide a valuable incentive for employees to remain in our employ. Under the Option Exchange Program, we offered to exchange outstanding stock options to purchase our Class B common shares held by eligible employees with a per share exercise price equal to or greater than $13.00, for a replacement option covering the same number of shares, to be granted at least six months and one day following the date we cancelled the options accepted for exchange, referred to as the replacement grant date. The replacement grant date was August 20, 2002. The replacement options have an exercise price equal to $2.26, which was the market value of a Class B common share on the replacement grant date. By making this offer to exchange, we sought to provide eligible employees with the benefit of owning options that may have a greater potential to increase in value over time, thereby creating better performance incentives for our employees.

On February 14, 2002, eligible employees in the Option Exchange Program tendered, and we cancelled, options to acquire 6,351,250 Class B common shares (representing 99.2% of the options eligible for exchange). Accordingly, our Compensation Committee granted 6,351,250 replacement options on the replacement grant date, August 20, 2002. The participants in the Option Exchange Program received no vesting credit with respect to the cancelled options. Regardless of the vesting schedule of the cancelled options, the replacement options vest as to 20% of the replacement option shares on the six-month anniversary of the replacement grant date, and on each anniversary of the replacement grant date, so that each replacement option will be fully vested on the fourth anniversary of the replacement grant date. All replacement options are non-qualified stock options, irrespective of whether the cancelled options were incentive stock options or non-qualified stock options.

Eligible options granted under our 1999 Stock Option Plan and exchanged for new options were replaced with options granted under our 1999 Stock Option Plan, and eligible options granted under our 2000 Omnibus

Stock Plan and exchanged for new options were replaced with options granted under our 2000 Omnibus Stock Plan. Each replacement option was granted pursuant to a new option agreement between us and the employee. The replacement option has substantially similar terms and conditions as the cancelled option, except for the exercise price, vesting schedule and classification of the options as non-qualified stock options.

Employees eligible to participate in the Option Exchange Program included employees residing in Australia, Belgium, France, Germany, Hong Kong, Italy, Luxembourg, Mexico, the Netherlands, Switzerland, the United Kingdom and the United States. The members of our Board, including Mr. Collazo, were not eligible to participate in the Option Exchange Program.

Except for this Option Exchange Program, we have not implemented any other option repricing or option cancellation/re-grant program. The following table sets forth certain information concerning participation by our Named Executive Officers in the Option Exchange Program.

Ten Year Option Repricings

Name and Principal Position	Date of Cancellation	Number of Securities Underlying Cancelled Options	Market Price of Stock at Time of Cancellation	Exercise Price of Cancelled Options		Exercise Price of Replacement Option	Length of Original Option Term Remaining at Cancellation

Jose A. Collazo Chairman of the Board, President and Chief Executive Officer	n/a	n/a	n/a		n/a	n/a	n/a

Akbar H. Firdosy Vice President and Chief Financial Officer	02/14/02	418,600 209,300 209,300	$2.15	$ $ $	21.00 23.10 25.20	2.26	7.82 7.82 7.82

Paul A. Galleberg Senior Vice President, General Counsel and Secretary	02/14/02	700,000	$2.15		$13.75	2.26	8.46

John C. Hoffman Executive Vice President Communications Sales & Service	02/14/02	418,600 209,300 209,300	$2.15	$ $ $	21.00 23.10 25.20	2.26	7.82 7.82 7.82

John M. Williams Executive Vice President Service Delivery	02/14/02	418,600 209,300 209,300	$2.15	$ $ $	21.00 23.10 25.20	2.26	7.82 7.82 7.82

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

Infonet’s compensation philosophy for executive officers takes into account the following goals:

•	setting levels of base compensation that are competitive with comparable telecommunications and technology companies, enabling Infonet to attract and retain top quality management;

•	relating annual incentive compensation to the performance of each executive officer, as measured by the achievement of individual objectives and financial performance objectives of Infonet;

•	providing long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals; and

•	to the extent consistent with the preceding goals, to maximize the deductibility of compensation for tax purposes.

The Compensation Committee of the Board periodically reviews the components of compensation for Infonet’s executive officers on the basis of this philosophy and attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below. When the Compensation Committee determines that executive officer compensation adjustments or incentive awards are necessary or appropriate, it makes such modifications as it deems appropriate.

Executive Compensation Review

The Compensation Committee conducts annually a full review of compensation levels of Infonet’s executive officers, including its Chief Executive Officer. Infonet, with the approval of the Compensation Committee, has retained the services of Mercer Human Resource Consulting, a human resources consulting firm, to provide advice and assist in this review. The Compensation Committee has independent access to Mercer Human Resource Consulting.

As part of its review, the Compensation Committee evaluates compensation in light of the compensation practices of peer companies in the telecommunications and technology industries. The Compensation Committee, in consultation with Mercer, selects peer comparison companies based on such factors as size, international sales, employment levels and market capitalization. These companies are used as a reference standard for establishing levels of base salary, incentive awards and stock options for executive officers.

The annual review also includes an assessment of Infonet’s performance and the performance of its executive officers, including a consideration of various qualitative indicators of individual performance and qualitative and quantitative indicators of Infonet’s performance, both on a short- and long-term basis. Quantitative measures that the Compensation Committee may consider include revenue growth, growth in earnings, as measured before deductions for interest, taxes, depreciation and amortization, or adjusted operating income, growth in operating and net income and other measures of profitability as well as quality of service metrics. The individual qualitative measures that the Compensation Committee may consider include leadership, experience, strategic direction and overall contribution to Infonet.

As part of its services, Mercer reviewed and, as appropriate, provided recommendations with respect to the compensation levels provided to Infonet’s executive officers.

Executive Compensation Components

The major components of compensation for executive officers, including Infonet’s Chief Executive Officer, are base salary, cash incentive awards and stock option grants. Each component of the total executive officer compensation package emphasizes a different aspect of the Compensation Committee’s compensation philosophy.

Base Salary.    Base salaries for executive officers, including the Chief Executive Officer, are initially set upon hiring based on recruiting requirements, market demand, competitive pay practices, individual experience and breadth of knowledge, internal equity considerations and similar objective and subjective factors. Base salary, as well as bonus, is targeted at between the 50th and 75th percentile level, consistent with peer companies.

Increases to base salary are determined by the Compensation Committee based on an annual review and evaluation of competitive data, the individual’s performance and contribution to Infonet, and Infonet’s overall performance. Changes in base salaries between fiscal year 2002 and 2003 primarily reflect the performance of Infonet against its goals, the relative performance of Infonet as compared to its peer group companies and the performance of Infonet’s executives during the difficult industry conditions in fiscal year 2002. Consistent with these factors, certain of Infonet’s executive officers received increases in base salary of approximately 3% for fiscal year 2003 as compared to fiscal year 2002.

Incentive Awards.    Infonet relies to a large degree on incentive compensation to attract, retain and reward executives for outstanding abilities and to motivate them to perform to the full extent of their abilities. The Compensation Committee sets target awards for Messrs. Collazo, Firdosy and Galleberg, and Mr. Collazo, Infonet’s Chief Executive Officer, approves target awards for Infonet’s other executive officers, subject to review by the Compensation Committee. In each case, target awards are determined for each individual on the basis of a variety of factors that include competitive incentive award levels, level of responsibility, ability to influence financial results, strategic performance goals on a corporate or business unit level, stock price increases and, on occasion, other subjective factors. Each executive’s target award is expressed as a percentage of the executive’s year-end base salary. Bonus targets range from 0% to 84% for our three corporate officers and from 0% to 250% for our other executive officers.

The objective criteria reviewed by the Compensation Committee for fiscal year 2003 were revenue; adjusted operating income; and quality of service. For purposes of determining incentive awards for fiscal year 2003, these criteria were weighted approximately 42.5%, 42.5% and 15%, respectively, for Infonet’s Chief Executive Officer and Chief Financial Officer. The incentive award for Infonet’s Chief Legal Officer includes revenue, adjusted operating income and performance with respect to board and regulatory/compliance issues, weighted approximately 25%, 25% and 50%, respectively. In calculating the incentive payments for fiscal year 2003 as related to adjusted operating income, the Compensation Committee determined to exclude the approximately $6 million effect of the bankruptcy of one of Infonet’s resellers. The Compensation Committee believed that this determination fairly reflected the difficulties of the telecommunications industry in fiscal year 2003. Other than these adjustments, the objective criteria initially set by the Compensation Committee at the beginning of fiscal year 2003 for the payment of incentive awards were met and incentive awards were paid accordingly.

Stock Option Grants and Option Exchange Program.    The primary long-term incentive opportunity for executive officers is the grant of options under Infonet’s stock plans. Upon the recommendation of the Compensation Committee, on May 6, 2003, the Board approved the adoption of a new stock plan, the 2003 Incentive Award Plan, which stockholders are being asked to approve at the Annual Meeting and is included in this Proxy Statement. The Compensation Committee believes that establishing stock-based awards for grant to Infonet’s executive officers provides the Compensation Committee with the flexibility to structure a compensation package that aligns the interests of executives with those of stockholders. These stock-based awards form a critical component of the compensation package provided to key executives of Infonet, including the Chief Executive Officer, and are designed to:

•	focus attention on building stockholder value through meeting longer-term financial and strategic goals;

•	link management’s financial success to that of the stockholders;

•	balance long-term with short-term decision making;

•	encourage and create ownership and retention of Infonet’s common stock; and

•	play a substantial role in Infonet’s ability to retain the services of individuals essential to its long-term success.

In contrast to incentive awards that are paid for prior accomplishments, stock option grants represent incentives tied to future stock appreciation. They are intended to provide executive officers with a direct incentive to enhance stockholder value.

Grants of stock options are made to eligible employees from time to time, with additional grants being made to certain employees upon commencement of employment and occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. On at least an annual basis, the Compensation Committee considers employees’ eligibility for additional option grants. Stock options granted under the various stock option plans generally have a four year vesting schedule and generally expire ten years from the date of grant. The exercise price of options granted under the stock option plans is 100% of the fair market value of the underlying stock on the date of grant. Guidelines for the number of stock options for each participant generally are determined based upon several factors including the salary grade midpoint, the performance of each participant and the approximate market price of the stock at the time of grant and the anticipated contribution that the executive officer will make to Infonet. The size of the grants are targeted to be at competitive levels as a reflection of both the added incentive to continue the favorable competitive performance of Infonet, as well as the risk attached to the future growth of the telecommunications industry.

During fiscal year 2003, the Compensation Committee awarded 800,000 stock options to Mr. Collazo. The Compensation Committee made this grant taking into account the number of options held by Mr. Collazo prior to the grant and the exercise price of those options relative to the price of Infonet’s Class B common shares. The Compensation Committee also considered that Mr. Collazo was not eligible to participate in Infonet’s stock option exchange program, discussed below.

At the end of fiscal year 2002, due to the substantial decline in Infonet’s Class B common share price, a significant number of the outstanding options held by Infonet’s executive officers and other key employees had exercise prices significantly above current market prices for a Class B common share. These options were originally issued to promote Infonet’s long-term growth and success and the creation of stockholder value by (i) encouraging employees to focus on critical long-range objectives; (ii) encouraging the attraction and retention of employees with exceptional qualifications; and (iii) linking employees’ interests directly to those of stockholders through increased stock ownership. Since these options had exercise prices that were significantly higher than the then current market price of a Class B common share, the Compensation Committee believed that these options were unlikely to be exercised in the foreseeable future and therefore did not serve their original purpose.

To address the substantial loss in value of the outstanding stock options held by Infonet’s employees and the inability of these options to provide a valuable incentive to remain in Infonet’s employ, the Board implemented an Option Exchange Program in January 2002. Under the Option Exchange Program, Infonet offered to exchange outstanding stock options to purchase Class B common shares held by eligible employees with a per share exercise price of $13.00 or greater, for replacement options covering the same number of shares, to be granted at least six months and one day following the date of cancellation of the options accepted for exchange. On February 12, 2002, eligible employees in the Option Exchange Program tendered, and Infonet cancelled, options to acquire 6,351,250 Class B common shares (representing 99.2% of the options eligible for exchange). The Compensation Committee granted 6,351,250 replacement options on August 20, 2002, the replacement grant date. The exercise price of the replacement options was $2.26, the fair market value of a Class B common share on the replacement grant date. All of Infonet’s Named Executive Officers, excluding Jose A. Collazo, participated in the Option Exchange Program. Mr. Collazo, Infonet’s Chairman of the Board, Chief Executive Officer and President, along with the other members of the Board, were not eligible to participate in the Option Exchange Program.

The Compensation Committee believes that this program was necessary because equity incentives in the form of stock option grants form a critical component of the compensation package provided to Infonet’s key employees and play a substantial role in Infonet’s ability to retain the services of individuals essential to its long- term success. The Compensation Committee felt that Infonet’s ability to retain key employees would be significantly impaired unless option value was restored. By making the offer to exchange outstanding options for replacement options with an exercise price equal to the market value of a Class B common share on the replacement grant date, the Compensation Committee intended to provide eligible employees with the benefit of owning options that may have a greater potential to increase in value over time, thereby creating better performance incentives for its employees.

In order to assure that the Option Exchange Program served the primary purposes of assuring the continued service of key employees and helping to create stockholder value, the Compensation Committee imposed several limitations. No employee was eligible to receive a replacement option unless that individual continued to be employed by Infonet through the replacement grant date. To assure that the replacement option would not be treated as a variable award for financial accounting purposes, which could otherwise have a negative impact upon Infonet’s earnings, no replacement option or other options were granted within six months and one day after the cancellation of the option submitted for exchange. As a result, in order to receive the replacement option, the employee had to remain employed by Infonet until the replacement grant date. The participants in the Option Exchange Program received no vesting credit with respect to the cancelled options. Regardless of the vesting schedule of the cancelled options, the replacement options vest as to 20% of the replacement option shares on the six-month anniversary of the replacement grant date, and on each one-year anniversary of the replacement grant date, so that the replacement options will be fully vested on August 20, 2006, the fourth anniversary of the replacement grant date. Lastly, irrespective of whether the cancelled options were incentive stock options or non-qualified stock options, all replacement options were non-qualified stock options, which provide certain tax advantages for Infonet. As a result of the foregoing, the Compensation Committee believed that the Option Exchange Program struck an appropriate balance between the interests of Infonet’s employees and those of its stockholders.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of annual compensation in excess of $1,000,000 paid to its Chief Executive Officer and any of its four other most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board of Directors committee that establishes such goals consists only of “outside directors.” Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period.

All members of the Compensation Committee qualify as outside directors. Infonet has in place stock incentive plans pursuant to which stock-based incentives may qualify as performance based compensation in compliance with Section 162(m), and Infonet believes that the 2003 Incentive Award Plan, if approved by the stockholders, will provide for the payment of cash and stock based compensation that qualifies as performance based compensation under Section 162(m). While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation and administer compensation plans in compliance with the provisions of Section 162(m) where feasible, while retaining the discretion the Compensation Committee deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent, consistent with Infonet’s compensation philosophy as stated above. Currently, Infonet’s annual incentive pay does not qualify as performance-based compensation under Section 162(m).

THE COMPENSATION COMMITTEE,

    Timothy P. Hartman, Chairman

    Per-Eric Fylking (since August 20, 2002)

    Hanspeter Quadri

Date:  July 2, 2003

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by Infonet under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Infonet specifically incorporates the same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended March 28, 2003, the Compensation Committee was comprised of Messrs. Hartman, Ekberg (until Mr. Fylking was appointed to replace Mr. Ekberg on August 20, 2002, following Mr. Fylking’s election to the Board at the 2002 annual meeting of stockholders) and Quadri. None of Messrs. Hartman, Ekberg, Fylking or Quadri have been an officer or employee of Infonet and none serves as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. None of the members of the Compensation Committee have any financial relationship with Infonet except as disclosed herein.

PERFORMANCE GRAPH

As a part of the rules of the Securities and Exchange Commission, or the Commission, concerning executive compensation disclosure, we are obligated to provide a chart comparing the yearly percentage change in the cumulative total stockholder return on our Class B common shares over a five year period. However, since our Class B common shares have been publicly traded only since December 16, 1999, this information is provided from that date through March 28, 2003.

The following line graph compares the change in our cumulative stockholder return on our Class B common shares to the cumulative total return of the Standard & Poor’s 500 Stock Index (“S&P 500 Index”), Standard & Poor’s 500 Telecommunication Services Sector Index (the “S&P Telecom Index”) and Equant N.V., which we believe is our most comparable peer issuer, from December 16, 1999, the effective date of our initial public offering, to March 28, 2003. The graph assumes the investment of $100 in each of Infonet, the S&P 500 Index, the S&P Telcom Index and Equant on December 16, 1999 and as required by the Commission, the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board currently is comprised of three independent directors as required by the listing standards of the New York Stock Exchange: Mr. O’Rourke, who acts as chairman, and Messrs. Mori and Santero. The Audit Committee operates pursuant to a written charter that was amended and restated in May 2003 and which was subsequently adopted by the Board. A copy of the charter is attached to this Proxy Statement as Appendix C. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls and disclosure controls and procedures and Infonet’s financial reporting process that management and the Board have established, and by endeavoring to maintain free and open lines of communication among the Audit Committee, Infonet’s independent auditors, internal auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to prepare Infonet’s financial statements. Management is responsible for preparing Infonet’s financial statements, and has the primary responsibility for assuring their accuracy and completeness, and the independent auditors are responsible for auditing those financial statements and expressing their opinion as to whether the financial statements present fairly in accordance with generally accepted accounting principles Infonet’s financial condition, results of operations and cash flows. However, the Audit Committee does consult with management and Infonet’s independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of Infonet’s financial affairs. In addition, the Audit Committee is currently responsible for considering and approving the appointment of and approving all engagements of, and fee arrangements with, Infonet’s independent auditors.

In the absence of their possession of reason to believe that such reliance is unwarranted, the members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by Infonet’s management and Infonet’s independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of Infonet’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Infonet’s outside auditors are in fact “independent.”

In this context, the Audit Committee has reviewed and discussed the audited financial statements of Infonet as of and for the fiscal year ended March 28, 2003 with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Infonet. The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to Infonet is compatible with maintaining the auditor’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Infonet’s Annual Report on Form 10-K for the fiscal year ended March 28, 2003, for filing with the Securities and Exchange Commission.

Submitted on June 24, 2003 by the members of the Audit Committee of the Board.

THE AUDIT COMMITTEE,
Matthew J. O’Rourke, Chairman
Yuzo Mori
Jose Manuel Santero

The above report of Infonet’s Audit Committee will not be deemed to be incorporated by reference in any filing by Infonet under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Infonet specifically incorporates the same by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

Immediately prior to the consummation of our initial public offering in December 1999, we entered into a revised stockholders agreement with the six holders of our Class A common shares. The revised stockholders agreement provides that each holder of Class A common shares holding at least 14.95 million Class A common shares will have the right to designate one of our directors, and each holder of Class A common shares agrees to vote all of its Common Shares in favor of the six directors designated by the other holders of Class A common shares and for our president as a director. Each holder of Class A common shares has a right of first refusal to acquire any Class A common shares proposed to be sold or otherwise transferred by another holder of Class A common shares. We have agreed in the stockholders agreement to include, at the request of any holder of Class A common shares, Class A common shares in a registered offering of stock by us or another holder of Class A common shares, through provisions commonly referred to as piggyback registration rights. We have also agreed, subject to limitations, to undertake up to two registered offerings of Class B common shares upon demand by each holder of Class A common shares up to a maximum of two per year. Each holder of Class A common shares has agreed to maintain a country representative to support our marketing efforts and our clients in that stockholder’s home country.

Commercial Contracts with Related Parties

Country Representative Agreements.    We call our direct channel in-country sales and support units our country representatives. Each of our country representatives is involved in sales and marketing, operations and client support. They each maintain a sales force that directly calls on clients, coordinates the contract signing process, manages accounts on a daily basis and serves as the first point of contact for clients, generally providing service in the local language.

Of our country representatives, Telstra Corporation Limited, Infonet Nederland BV, Infonet Svenska AB, KCOM Corporation, Infonet Switzerland Ltd. and Telefónica Data Espana S.A. are owned, directly or indirectly, by each of Telstra Corporation Limited, KPN Telecom B.V., Telia AB, KDDI Corporation, Swisscom AG and Telefónica International Holding B.V., each of which beneficially owns greater than 5% of our outstanding Class A common shares and of our outstanding Class B common shares.

Our agreements with the country representatives owned by holders of our Class A common shares is our standard service agreement. Each service agreement has a term of up to five years, and gives the country representative the right to sell our services and use our trademarks, marketing and operating documentation and our training materials and services. In the agreements, we receive the right to set revenue targets, terminate the agreement if the revenue targets are not met, jointly determine staffing of the country office with the country representative and appoint members of the country representative’s advisory review board. The agreements outline the monthly fees that the country representatives pay us for access to our network and the fees that we pay the country representatives for the service and customer support they provide.

Alternative Sales Channel Agreements.    We have alternate sales channel agreements with affiliates of Telia AB, Telefónica International Holding B.V. and KPN Telecom B.V. Our agreements typically allow these entities to resell our services under their brand names or to package them with other services they provide to their customers. These alternate sales channel agreements generally contain the same terms as alternate sales channel agreements we enter into with other communications providers.

Acquisition of Transmission Capacity.    From time to time we lease or purchase transmission capacity from holders of our Class A common shares where they are existing local carriers. These leases are short term and at tariff rates in regulated markets and at standard market rates in unregulated markets.

AUCS Agreements.    On October 1, 2002, our three-year arrangement with AUCS Communications Services N.V., Unisource, the then owner of AUCS (Unisource has since been liquidated), and the three companies that own AUCS—KPN, Swisscom and Telia—was terminated by its terms.

During the three-year term of our arrangement with AUCS, we purchased services from AUCS and provided those services to the distributors which served the AUCS end-users. Our services agreement with AUCS provided us gross margins of approximately 20% on the provision of the services to the distributors. We also obtained access to multinational corporate clients served by AUCS and increased the number of multinational corporate clients to which we could offer our services, with the expectation that, over time, this would result in the normal and transparent transition of some of these multinational clients onto the Infonet platform and the use of our services. As a result of the AUCS arrangement, we were successful in transitioning approximately 237 AUCS clients to the Infonet platform. Subsequent to the termination of the AUCS arrangement on October 1, 2002, we no longer receive revenue associated with the provisioning of AUCS services.

The AUCS arrangement also included a three-year management agreement that terminated on October 1, 2002. Under the management agreement, we received a fee equal to 1.5% of the revenues associated with the AUCS services, subject to a defined maximum, and an incentive payment based upon the achievement of defined financial performance criteria. In accordance with the amount claimed, we received an interim payment of Euro 56 million (approximately $56.7 million) on December 15, 2002. In March 2003, in accordance with the Incentive Payment Agreement, the final incentive fee of Euro 77 million was agreed upon by the parties. In accordance with the Incentive Payment Agreement, of the unpaid incentive fee balance of Euro 21 million, Euro 16 million (approximately $16.9 million) was paid in April 2003 and Euro 5 million was placed in an escrow account for final disposition pending resolution of certain contingencies as required by the terms of the Incentive Payment Agreement.

In order to memorialize the termination of the AUCS arrangement, we entered into a termination and transition agreement as of September 30, 2002 with the parties to the AUCS agreements. The agreement provided for among other things: (i) the provision of certain services by us to AUCS and by AUCS to us for a limited period of time beginning October 1, 2002 and continuing through April 2003, in order to ensure a smooth transition after the termination of the management agreement and (ii) the terms of payment of certain fees and costs related to the termination and transition arrangements. Separately, we purchased various network equipment located across Europe from the AUCS business for approximately $1.5 million.

Revenue and Purchases Under Related Party Contracts.    The following table provides a summary of the revenue received, and purchases made, by us from the listed related parties in the fiscal year ended March 28, 2003. To our knowledge, none of our directors or nominees for director received any direct or indirect personal pecuniary benefit as a result of these transactions:

	Year ended March 31, 2003
Related Party:	Revenue		Expenses
	(in thousands)
AUCS Communications Services–N.V. (The Netherlands)	$14,041		$13,489
KDDI Corporation (Japan)	35,562		20,451
KPN Telecom B.V. (The Netherlands)	89,737	*	36,659
Swisscom AG (Switzerland)	64,763	*	21,182
Telefonica International Holdings B.V. (Spain)	9,433		6,328
Telia A.B. (Sweden)	60,112	*	17,406
Telstra Corporation Limited (Australia)	25,376		12,316

Total	$299,024		$127,831

*	Includes one third of the incentive fee of $73.7 million in the year ended March 31, 2003.

At March 31, 2003, our accounts receivable from these related parties, net of allowance for doubtful accounts was approximately $55.8 million and our accounts payable to these related parties were approximately $3.6 million.

Loans to our Senior Management

During the fiscal year ended April 2, 1999, several members of our management team borrowed funds to purchase stock pursuant to our 1998 Stock Purchase Plan. Persons borrowing from us entered into loan, pledge and security agreements. Those agreements were amended as of December 31, 2001 to extend the due date from January 1, 2002 to November 30, 2004. Each loan is full recourse to, and secured by certain personal assets of, the borrower, and is at an annual interest rate of five percent. The amounts loaned to each executive officer during the fiscal year ended April 2, 1999 were: José A. Collazo, $3,325,000; Akbar H. Firdosy, $450,000; John C. Hoffman, $750,000; Michael J. Timmins, $750,000; Thomas E. Whidden, $475,000; and John M. Williams, $75,000. Each executive officer made payments to us on these loans during fiscal year 2003, and the principal and accrued interest on these loans as of June 27, 2003 was: José A. Collazo, $4,015,700; Akbar H. Firdosy, $519,200; John C. Hoffman, $911,200; Michael J. Timmins, $886,400; and Thomas E. Whidden, $430,300. Mr. Williams repaid his loan in full on May 16, 2002.

During the fiscal year ended March 30, 2001, Mr. Whidden borrowed $843,000 from us in connection with his replacement of loans previously made to him by third parties. This loan is at an annual interest rate of LIBOR as of December 31, 2001, plus 75 basis points, or 2.63%, is payable on demand and is secured by Class B common shares held by Mr. Whidden. The principal and accrued interest on Mr. Whidden’s loan as of June 27, 2003 was $930,600.

We loaned $100,000 to John C. Hoffman during the fiscal year ended 1997 in connection with his purchase of a club membership that he uses for business-related facilities and entertainment. The loan is non-interest bearing, is payable on demand and is secured by some of Mr. Hoffman’s assets. As of June 27, 2003, the $100,000 principal was outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 27, 2003, the number of our Class A common shares, the number of our Class B common shares and the percentage of total voting power which, according to the information furnished to us, are beneficially owned by:

•	each person (or group of affiliated persons) known by us to beneficially own 5% or more of our Common Shares;

•	each of our directors (each of whom is a nominee for election at the Annual Meeting) and each other nominee for election to the Board at the Annual Meeting;

•	our Named Executive Officers as defined on page 26; and

•	all current executive officers and directors as a group.

The number and percentage of shares beneficially owned is based on 161,403,358 Class A common shares and 302,357,384 Class B common shares outstanding as of June 27, 2003, our Record Date. Beneficial ownership includes any shares as to which the holder has voting power or investment power and any shares that the holder has the right to acquire within 60 days of the Record Date, through the exercise of any stock option, warrant or other right. Unless otherwise indicated in the table or the footnotes, each holder has sole voting and investment power, or shares these powers with his spouse, with respect to the shares shown as beneficially owned.

Beneficial Owner	Number of Class A Common Shares	Number of Class B Common Shares(2)	Class A and Class B common shares(1)
			Total Number	Percent of Total Voting Power(3)

KDDI Corporation(4) 2-3-2, Nishishinjuku Shinjuku-Ku, Tokyo 163-8003 Japan	15,346,108	32,543,454	47,889,562	9.71%

KPN Telecom B.V.(5) Telecomplein 5 2516 CK The Hague The Netherlands	28,918,283	54,386,078	83,304,361	17.93%

Swisscom AG(6) Alte Tiefenaustrasse 6 CH-3048 Worblaufen Switzerland	28,918,283	54,386,078	83,304,361	17.93%

Telefónica International Holding B.V.(7) Drentestraat 24 BG 1083 HK Amsterdam The Netherlands	28,918,283	38,439,411	67,357,694	17.10%

Telia AB(8) Vitsandsgatan 9, House D S-123 86 Farsta, Sweden	34,449,783	59,917,578	94,367,361	21.10%

Telstra Corporation Limited(9) Level 41 242 Exhibition Street Melbourne, Victoria 3000 Australia	24,852,618	0	24,852,618	12.97%

Beneficial Owner	Number of Class A Common Shares	Number of Class B Common Shares(2)	Class A and Class B common shares(1)
			Total Number	Percent of Total Voting Power(3)
Directors and Named Executive Officers
José A. Collazo(10)	—	8,042,954	8,042,954	*
Paul A. Galleberg	—	470,595	470,595	*
Akbar H. Firdosy	—	997,657	997,657	*
John C. Hoffman(11)	—	1,248,348	1,248,348	*
John M. Williams(12)	—	599,017	599,017	*
John Allerton(13)	—	60,000	60,000	*
Bruce Beda	—	0	0	*
Eric M. de Jong	—	165,400	165,400	*
Per-Eric Fylking	—	0	0	*
Peter Hanelt	—	0	0
Timothy P. Hartman	—	360,200	360,200	*
Yuzo Mori	—	0	0	*
Matthew J. O’Rourke	—	105,000	105,000	*
Hanspeter Quadri	—	30,000	30,000	*
Jose Manuel Santero	—	30,000	30,000	*
All directors and executive officers as a Group (18 persons)	—	14,443,029	14,443,029	*

*	Less than 1% of total.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2)	Excludes Class A common shares that are immediately convertible into Class B common shares. Includes Class B common shares which may be purchased upon the exercise of stock options which are exercisable as of June 27, 2003 or within 60 days thereafter as follows: Mr. Collazo—4,825,550 shares; Mr. Galleberg—455,000 shares; Mr. Firdosy—544,177 shares; Mr. Hoffman—544,180 shares; Mr. Williams—376,737 shares; Mr. Allerton—60,000 shares; Mr. de Jong—164,800 shares; Mr. Hartman—105,000 shares; Mr. O’Rourke—105,000 shares; Mr. Quadri—30,000 shares; Mr. Santero—30,000 shares; and all directors and executive officers as a group—8,392,279 shares.

(3)	Percent of total voting power reflects the entitlement of each Class A common share to ten votes on all matters other than the election of Class B common share directors, and each Class B common share to one vote on all matters.

(4)	According to Schedule 13G/A filed on May 14, 2001 filed by KDDI Corporation, the Class B common shares are held by The Employment Retirement Benefit Trust of KDDI Corporation and the trust manager thereunder. The Trust was established to fund certain obligations of KDDI Corporation to certain of its employees under certain benefit plans. KDDI Corporation has sole voting power over the Class A common shares and the Class B common shares and has shared dispositive power over the Class B common shares.

(5)	According to Schedule 13G filed on February 14, 2000 by KPN Telecom B.V.

(6)	According to Schedule 13G filed on February 14, 2000 by Swisscom AG.

(7)	According to Schedule 13G filed on February 14, 2003 on behalf of Telefónica International Holding B.V.

(8)	According to Schedule 13G filed on February 14, 2000 by Telia AB.

(9)	According to Schedule 13G/A filed on February 14, 2002 by Telstra Corporation Limited.

(10)	Excludes 312,500 shares subject to a prepaid forward contract that expires on January 23, 2004.

(11)	Includes 2,168 shares held indirectly by spouse.

(12)	Mr. Williams resigned from Infonet effective June 20, 2003.

(13)	Due to the policies of his employer, Telstra Corporation Limited, Mr. Allerton disclaims any personal pecuniary interest in any options granted to him. Mr. Allerton has informed us that such pecuniary interest is held by Telstra.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities (collectively, “Insiders”), to file with the Securities and Exchange Commission, or Commission, initial reports of ownership and reports of changes in ownership of our Common Shares and other equity securities of Infonet. Insiders are required by regulation of the Commission to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us or written representations that no other reports were required, during the fiscal year ended March 28, 2003, all Insiders complied with all Section 16(a) filing requirements applicable to them, except that Mr. Williams was late filing one report concerning an option exercise occurring in December 2002.

OTHER MATTERS

Independent Auditor

Deloitte & Touche LLP, independent auditor, audited our consolidated financial statements for the fiscal year ended March 28, 2003. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Audit Committee of the Board selects the independent auditors.

Independent Auditor Fees

Aggregate fees billed to us for each of the last two fiscal years by our independent auditor are as follows:

	Fiscal Year 2003	Fiscal Year 2002
Audit Fees	$1,133,600	$955,000
Audit-Related Fees	57,900	212,700
Tax Fees	269,700	2,957,900
All Other Fees	120,000	1,419,000

	$1,581,200	$5,544,600

Audit Fees include fees associated with the audit of our annual financial statements and the review of the financial statements included in each of our quarterly reports on Form 10-Q. Audit-Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included under Audit Fees. Tax fees include tax compliance, tax advice and tax planning services and the preparation of our federal and state tax returns. All Other Fees include, for fiscal years 2002 and 2003, operational audit services (SAS 70 review), and for fiscal year 2002 also include due diligence services provided in connection with proposed acquisitions and the integration of non-financial information systems.

The Audit Committee is responsible for reviewing the terms of any proposed engagement of the independent auditor for non-audit services and for pre-approving all such engagements. The Audit Committee may delegate authority to one member of the Audit Committee to provide such pre-approvals, provided that such person will be required to report all such approvals to the full Audit Committee for ratification on a quarterly basis. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee or its delegate. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the Securities and Exchange Commission’s rules on auditor independence. In the future, we intend to disclose all approved non-audit engagements as required in the applicable filings we make with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of these services, other than services rendered in connection with the audit of our annual financial statements, is compatible with maintaining the independent auditor’s independence.

Stockholder Proposals for 2004 Annual Meeting

It is currently contemplated that our 2004 annual meeting of stockholders, or 2004 Annual Meeting, will be held on or about August 17, 2004. In order for stockholder proposals otherwise satisfying the eligibility requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be considered for inclusion in our Proxy Statement for our 2004 Annual Meeting, they must be received by us at our principal office in El Segundo, California, on or before March 13, 2004. Any such proposal must comply with the requirements of Rule 14a-8.

In addition, if a stockholder desires to bring business (including director nominations) before our 2004 Annual Meeting that is not the subject of a proposal timely submitted for inclusion in our Proxy Statement as described above, written notice of such business must be received by our Secretary at our principal office in El Segundo, California, on or before June 1, 2004. If such notice is not received by June 1, 2004, such notice will be considered untimely under Rule 14a- 4(c)

(1) of the Commission’s proxy rules, and we will have discretionary voting authority under proxies solicited for the 2004 Annual Meeting with respect to such proposal, if presented at the meeting.

Proposals and notices should be directed to the attention of the Secretary at Infonet Services Corporation, 2160 East Grand Avenue, El Segundo, California 90245-1022.

YOUR PROXY IS IMPORTANT

WHETHER YOU OWN FEW OR MANY SHARES

Please date, sign and mail the enclosed Proxy Card today.

APPENDIX A

INFONET SERVICES CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated Effective as of January 1, 2004)

Infonet Services Corporation, a Delaware corporation (the “Company”), hereby adopts the Infonet Services Corporation 2000 Employee Stock Purchase Plan (the “Plan”), effective as of the Effective Date (as defined herein).

1.    Purpose.  The purposes of the Plan are as follows:

(a) To provide a method whereby employees of the Company or any Designated Subsidiary (as defined herein), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock (as defined herein) pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meeting of Section 423(b) of the Internal Revenue Code of 1986, as amended.

(b) To help promote the overall financial objectives of the Company’s stockholders by promoting those persons participating in the Plan to achieve long-term growth in stockholder equity.

2.    Definitions.

(a) “Administrator” shall mean administrator of the Plan, as determined pursuant to Section 14 hereof.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

(e) “Common Stock” shall mean the Class B Common Stock of the Company.

(f) “Company” shall mean Infonet Services Corporation, a Delaware corporation, and any successor by merger, consolidation or otherwise.

(g) “Compensation” shall mean (i) the total compensation paid in cash to an Eligible Employee by the Company and/or a Designated Subsidiary, including salaries, wages, commissions, overtime pay, shift premiums, bonuses and incentive compensation, plus (ii) any pre-tax contributions made by an Eligible Employee under Section 401(k) or 125 of the Code and to any nonqualified deferred compensation plan maintained by the Company. Compensation shall exclude non-cash items, moving or relocation allowances, geographic hardship pay, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance or notice pay, fringe benefits, contributions (except as provided in clause (i) of the immediately preceding sentence) or benefits received under employee benefit or deferred compensation plans or arrangements, income attributable to stock options and similar items.

(h) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.

(i) “Effective Date” shall mean January 1, 2004.1

(j) “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the Option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

(k) “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).

(l) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(m) “Exercise Date” shall mean the last Trading Day of each Purchase Period.

(n) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) The closing sales price per share of the Common Stock (or the closing bid price, if no such sales were reported) on the New York Stock Exchange, or such other established stock exchange or national market system on which the Common Stock is listed or traded, as reported in The Wall Street Journal (or, if not so reported, in such other nationally recognized reporting source as the Committee shall select) for the last Trading Day prior to such date.

(ii) In the event that the foregoing valuation method is not practicable, such other reasonable valuation method as the Administrator shall, in its discretion, select and apply in good faith as of such date, subject to Section 422(c)(7) of the Code.

(o) “Offering Period” shall mean one of the following periods during which an option granted pursuant to this Plan may be exercised:

(i) The period commencing on any July 1 and terminating on the last Trading Day immediately preceding the second anniversary of the commencement of such period

(ii) The period commencing on any January 1 and terminating on the last Trading Day immediately preceding the second anniversary of the commencement of such period

The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(p) “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(q) “Plan” shall mean this 2000 Employee Stock Purchase Plan.

[1]	The Plan was originally effective April 18, 2000. As amended and restated herein, the Plan is effective January 1, 2004.

(r) “Purchase Period” with respect to an Offering Period shall mean each consecutive six-month period beginning with the Enrollment Date and ending on the last day of each Offering Period.

(s) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(t) “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(u) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.    Eligibility.

(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(b) Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date will be eligible to become a participant in the Plan on the first day of the first Offering Period following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(c) No Eligible Employee shall be granted an option under the Plan which permits his rights to purchase stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purpose of the limitation imposed by this subsection, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of the fair market value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an option may not be carried over to any option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

4.    Offering Periods.  Subject to Section 24, the Plan shall be implemented by consecutive, overlapping Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) and Exercise Dates with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Exercise Date to be affected thereafter.

5.    Participation.

(a) An Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions and filing it with the Company’s payroll office prior to his or her applicable Enrollment Date.

(b) Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date will be eligible to become a participant in the Plan on the first day of the first Offering Period following the day on which such person becomes an Eligible Employee.

(c) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(d) During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the participant will cease automatically to participate in the Plan. In such event, the company will automatically cease to deduct the participant’s payroll under the Plan. The Company will pay to the participant his or her total payroll deductions for the quarterly purchase period, in cash in one lump sum (without interest), as soon as practicable after the participant ceases to participate in the Plan.

(e) A participant’s completion of a subscription agreement will enroll such participant in the Plan for each successive Purchase Period and each subsequent Offering Period on the terms contained therein until the participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.

6.    Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may decrease (but not increase) the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. An election to decrease a participant’s deferral percentage rate shall only be permitted once during each Purchase Period. The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.    Grant of Option.  On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a participant be permitted to purchase during each Offering Period more than 200,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) and during each Purchase Period more than 50,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a participant may purchase during each Purchase Period and Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

8.    Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period. The balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator shall allocate the available shares of Common Stock among such Participants in such manner as the Administrator determines is fair and equitable. The balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9.    Deposit of Shares.  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each participant’s account with any broker designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option.

10.    Withdrawal.

(a) A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to an Exercise Date by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such participant as soon as reasonably practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

11.    Termination of Employment.  Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated. A transfer of participant’s employment between or among the Company and any Designated Subsidiary or Designated Subsidiaries shall not be treated as a termination of employment for purposes of the Plan.

12.    Interest.  No interest shall accrue on the payroll deductions or lump sum contributions of a participant in the Plan.

13.    Shares Subject to Plan.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 4,000,000 shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right may, in the sole discretion of the Administrator, become available for issuance under the Plan. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(b) With respect to shares of stock subject to an option granted under the Plan, a participant shall not be deemed to be a stockholder of the Company, and the participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the participant or his or her nominee following exercise of the participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14.    Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of no fewer than three (3) members, and the term “Committee” shall apply to any persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(c) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

15.    Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.    Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.    Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.    Reports.  Individual accounts may be maintained for each participant in the Plan. In such event, statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.    Amendment or Termination.

(a) The Board or any committee comprised solely of two or more members of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended and an “outside director” for purposes of Section 162(m) of the Code, may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the consent of such participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21.    Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Conditions To Issuance of Shares.  The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of options prior to fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

23.    Term of Plan.  The Plan shall become effective on the Effective Date. Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect for a term of ten (10) years commencing on the date of the initial adoption of the Plan by the Board, unless sooner terminated under Section 20 hereof. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the initial adoption of the Plan by the Board.

24.    Automatic Transfer to Low Price Offering Period.  If the Fair Market Value of a share of Common Stock on the Enrollment Date of an Offering Period (the “Reset Offering Period”) is less than or equal to the Fair Market Value of a share of Common Stock on the Enrollment Date of any prior Offering Period, such prior Offering Period shall terminate immediately following the Exercise Date of the prior Offering Period next preceding the Enrollment Date of the Reset Offering Period. All participants participating in such prior Offering Period shall terminate participation in such prior Offering Period, and all options with respect to such prior Offering Period shall terminate, effective immediately following the purchases of shares of Common Stock by such participants on such Exercise Date. Each such participant who is eligible to participate in the Reset Offering Period shall be automatically enrolled in the Reset Offering Period and shall be granted an option for such Reset Offering Period and shall be treated as electing to make contributions in the amount of the percentage of such participant’s Compensation elected with respect to the prior Offering Period and in effect on such Exercise Date. Any contributions credited to such Participant’s account after such participant’s purchase of shares of Common Stock on the Exercise Date of the prior Offering Period will be paid to him or her as soon as administratively practicable after such termination of participation; provided, however, that, if such remaining contributions are insufficient to purchase a full share of Common Stock, such contributions will be carried over and remain credited to such participant’s account.

25.    Equal Rights and Privileges.  All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury Regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury Regulations.

26.    No Employment Rights.  Nothing in the Plan shall be construed to give any person (including any Eligible Employee or participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or participant) at any time, with or without cause.

APPENDIX B

THE 2003 INCENTIVE AWARD PLAN

OF

INFONET SERVICES CORPORATION

Infonet Services Corporation, a Delaware corporation, has adopted the 2003 Incentive Award Plan of Infonet Services Corporation, (the “Plan”), effective August 19, 2003 (the “Effective Date”), for the benefit of its eligible employees, consultants and directors.

The purposes of the Plan are as follows:

(1)  To provide an additional incentive for directors, key Employees and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2)  To enable the Company to obtain and retain the services of directors, key Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1.    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Section 10.1.

1.2.    “Award” shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan (collectively, “Awards”).

1.3.    “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4.    “Award Limit” shall mean 10,000,000 shares of Common Stock, as adjusted pursuant to Section 11.3; provided, however, that solely with respect to Performance Awards granted pursuant to Section 8.2(b), Award Limit shall mean $10,000,000.

1.5.    “Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

1.6.    “Board” shall mean the Board of Directors of the Company.

1.7.    “Change in Control” shall mean the occurrence of any of the following:

(a)  an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to awards granted under the Plan or compensatory options or other similar awards granted by the Company) of any Voting Securities by any Person, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 1.7(a), Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control;

(b)  the individuals who, immediately prior to the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election, by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Content or Proxy Contest; or

(c)  the consummation of

(1)  a merger, consolidation or reorganization involving the Company unless:

(A)  the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(B)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at lease a majority of the members of the board of directors of the Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

(C)  no Person, other than (i) the Company, (ii) any Related Entity (as defined in Section 1.23), (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any Related Entity or (iv) any Person who, together with its Affiliates, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, owns, together with its Affiliates, Beneficial Ownership or fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities

(a transaction described in clauses (A) through (C) above is referred to herein as a “Non-Control Transaction”);

(2)  a complete liquidation or dissolution of the Company; or

(3)  an agreement for the sale or other disposition of all or substantially all of the assets or business of the Company to any Person (other than a transfer to a Related Entity or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and (1) before such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities in a related transaction or (2) after such share acquisition by the Company, the Subject Person becomes the Beneficial owner of any new or additional Voting Securities which in either case increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall be deemed to occur. Solely for purposes of this Section 1.7, “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. Any “Relative” (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. Neither the Company nor any person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock.

1.8.    “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.9.    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

1.10.    “Common Stock” shall mean the Class B common stock of the Company, par value $.01 per share.

1.11.    “Company” shall mean Infonet Services Corporation, a Delaware corporation.

1.12.    “Consultant” shall mean any consultant or adviser if:

(a)  The consultant or adviser is a natural person rendering bona fide services to the Company; and

(b)  The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

For the avoidance of doubt, Consultant shall include employees of foreign country representatives of the Company rendering bona fide services to the Company.

1.13.    “Deferred Stock” shall mean Common Stock awarded under Article VIII of the Plan.

1.14.    “Director” shall mean a member of the Board.

1.15.    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VIII of the Plan.

1.16.    “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.17.    “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.18.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.19.    “Fair Market Value” of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

1.20.    “Holder” shall mean a person who has been granted or awarded an Award.

1.21.    “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.22.    “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.23.    “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Related Entity”), (2) the Company or any Related Entity, or (3) any Person in connection with a Non-Control Transaction.

1.24.    “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.25.    “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and Consultants shall be Non-Qualified Stock Options.

1.26.    “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

1.27.    “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) revenue growth, (b) net income, (c) pre-tax income, (d) operating income, (e) cash flow, (f) earnings per share, (g) return on equity, (h) return on invested capital or assets, (i) cost reductions or savings, (j) funds from operations, (k) appreciation in the fair market value of Common Stock, and (l) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Committee with respect to a Performance Award.

1.28.    “Person” shall mean “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

1.29.    “Plan” shall mean the 2003 Incentive Award Plan of Infonet Services Corporation.

1.30.    “Prior Plans” shall mean the Company’s 1998 Stock Option Plan, the Company’s 1999 Stock Option Plan, and the Company’s 2000 Omnibus Stock Plan, each as amended as of the Effective Date.

1.31.    “Replenishment Provisions” shall mean Section 4(c) of the Company’s 1998 Stock Option Plan, Section 4(c) of the Company’s 1999 Stock Option Plan, and Section 2.2 of the Company’s 2000 Omnibus Stock Plan, each as amended as of the Effective Date, relating to the add-back of shares of the Company’s common stock upon the cancellation or termination of stock options granted thereunder prior to their exercise.

1.32.    “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.

1.33.    “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.34.    “Section 162(m) Participant” shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

1.35.    “Securities Act” shall mean the Securities Act of 1933, as amended.

1.36.    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.37.    “Stock Payment” shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee or Consultant in cash, awarded under Article VIII of the Plan.

1.38.    “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.39.    “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.40.    “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.41.    “Termination of Directorship” shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Administrator, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.42.    “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

1.43.    “Voting Securities” shall mean all outstanding voting securities of the Company entitled to vote generally in the election of the Board.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1.    Shares Subject to Plan.

(a)  The shares of stock subject to Awards shall be Common Stock, initially shares of the Company’s Common Stock. Subject to adjustment as provided in Section 11.3, the aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such Awards under the Plan shall not exceed the sum of: (i) 20,000,000 shares, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the Prior Plans as of the Effective Date, plus (iii) the number of Shares that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the Prior Plans as a result of stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full. The shares of Common Stock issuable upon exercise of such Options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

(b)  The maximum number of shares which may be subject to Awards granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit.

(c)  Notwithstanding anything herein to the contrary, the aggregate number of shares which may be issued as shares of Restricted Stock under the Plan shall not exceed 10,000,000 shares, subject to adjustment as provided in Section 11.3.

2.2.    Add-back of Options and Other Rights.  If any Option, or other right to acquire shares of Common Stock under any other Award under the Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 11.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

ARTICLE III.

GRANTING OF AWARDS

3.1.    Award Agreement.  Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2.    Provisions Applicable to Section 162(m) Participants.

(a)  The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b)  Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

(c)  To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d)  Furthermore, notwithstanding any other provision of the Plan or any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in

Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3.    Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4.    Consideration.  In consideration of the granting of an Award under the Plan, the Holder may agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company).

3.5.    At-Will Employment.  Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES,

CONSULTANTS AND INDEPENDENT DIRECTORS

4.1.    Eligibility.  Any Employee or Consultant selected by the Committee pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Sections 4.5 and 4.6.

4.2.    Disqualification for Stock Ownership.  No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3.    Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee.

4.4.    Granting of Options to Employees and Consultants.

(a)  The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(i)  Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii)  Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or Consultants;

(iii)  Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv)  Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b)  Upon the selection of a key Employee or Consultant to be granted an Option, the Committee shall instruct the Secretary of the Company or his or her designee to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c)  Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

4.5.    Granting of Options to Independent Directors.  During the term of the Plan, a person who at time of his or her election to the Board is an Independent Director automatically shall be granted (x) an Option to purchase such number of shares of Common Stock on the date of such initial election as is determined by the Administrator in its discretion, and (y) on the date of each annual meeting of stockholders after such initial election, an Option to purchase such number of shares of Common Stock (subject to adjustment as provided in Section 11.3) as is determined by the Administrator in its discretion; provided that such Independent Director remains an Independent Director immediately after such meeting. A person who is first elected to the Board as an Independent Director effective as the date of an annual meeting of stockholders shall receive an Option in accordance with clause (x) of the preceding sentence, but will not receive an additional Option in respect of such meeting under clause (y). Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to clause (x) of the first sentence of this Section 4.5, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Options as described in clause (y) of such sentence. All the foregoing Option grants authorized by this Section 4.5 are subject to stockholder approval of the Plan.

4.6.    Discretionary Option Grants to Independent Directors.  In addition to the Option grants authorized by Section 4.5 of the Plan, the Board shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(a)  Select from among the Independent Directors (including Independent Directors who have previously received Options under the Plan) such of them as in its opinion should be granted Options;

(b)  Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Independent Directors;

(c)  Subject to the provisions of Article 5, determine the terms and conditions of such Options, consistent with the Plan.

All the foregoing Option grants authorized by this Section 4.6 are subject to stockholder approval of the Plan.

4.7.    Options in Lieu of Cash Compensation.  Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants and to

Independent Directors in lieu of directors’ fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE V.

TERMS OF OPTIONS

5.1.    Option Price.  The price per share of the shares subject to each Option granted to Employees and Consultants shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and:

(a)  In the case of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted;

(b)  In the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code);

(c)  In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.2.    Option Term.  The term of an Option granted to an Employee or consultant shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than 10 years from the date the Incentive Stock Option is granted, or five years from the date the Incentive Stock Option is granted if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a termination.

5.3.    Option Vesting.

(a)  The period during which the right to exercise, in whole or in part, an Option granted to an Employee or a Consultant vests in the Holder shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee or Consultant vests.

(b)  No portion of an Option granted to an Employee or Consultant which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option; provided, however, that unless otherwise provided by the Committee at the time of grant of the Option, upon an Employee’s Termination of Employment as a result of death or disability (within the meaning of Section 22(e)(3) of the Code), his or her Option shall become fully vested and exercisable with respect to all of the shares of Common Stock subject to such Option and may be exercised for any or all of those shares as fully-vested shares of Common

Stock during such time period as may provided by the Committee at the time of grant of the Option or later, in its discretion.

(c)  To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation, within the meaning of Section 422 of the Code) of the Company, exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

5.4.    Terms of Options Granted to Independent Directors.  The price per share of the shares subject to each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Options granted to Independent Directors pursuant to Section 4.5 shall be exercisable with regard to 100% of shares of Common Stock subject thereto immediately upon grant. Options granted to Independent Directors pursuant to Section 4.6 shall become exercisable as determined by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option to an Independent Director pursuant to Section 4.6, the Administrator may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Independent Director vests.

5.5.    Substitute Awards.  Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:

(a)  The aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

(b)  The aggregate exercise price thereof;

does not exceed the excess of:

(c)  The aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

(d)  The aggregate exercise price of such shares.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1.    Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2.    Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her designee:

(a)  A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)  Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)  In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d)  Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, to the extent permitted under applicable law the Administrator may, in its discretion, (i) allow a delay in payment up to 30 days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; (vi) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

6.3.    Conditions to Issuance of Stock Certificates.  The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)  The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)  The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)  The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)  The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e)  The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

6.4.    Rights as Stockholders.  Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.5.    Ownership and Transfer Restrictions.  The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

6.7    Additional Limitations on Exercise of Options.  Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1    Eligibility.  Subject to the Award Limit and Section 2.1(c), Restricted Stock may be awarded to any Employee who the Committee determines is a key Employee or any Consultant who the Committee determines should receive such an Award.

7.2    Award of Restricted Stock.

(a)  The Committee may from time to time, in its absolute discretion:

(i)  Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii)  Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b)  The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c)  Upon the selection of a key Employee or Consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3.    Rights as Stockholders.  Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4.    Restriction.  All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment or, if applicable, upon Termination of Consultancy with the Company; provided, however, that the Committee in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; provided, further, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of Employment, or a Termination of Consultancy, without cause or following any change in control Change in Control of the Company or because of the Holder’s retirement, or otherwise.

7.5.    Repurchase of Restricted Stock.  The Committee shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Holder and the Company, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment or a Termination of Consultancy without cause or following any change in control Change in Control of the Company or because of the Holder’s retirement, or otherwise.

7.6.    Escrow.  The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.7    Legend.  In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.8    Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,

DEFERRED STOCK, STOCK PAYMENTS

8.1.    Eligibility.  Subject to the Award Limit, one or more Performance Awards, Dividend Equivalents, awards of Deferred Stock and/or Stock Payments may be granted to any Employee whom the Committee determines is a key Employee or any Consultant whom the Committee determines should receive such an Award.

8.2.    Performance Awards.

(a) Any key Employee or Consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee or Consultant.

(b) Without limiting Section 8.2(a), the Committee may grant Performance Awards to any 162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to 162(m) Participants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum amount of any Performance Award payable to a 162(m) Participant under this Section 8.2(b) shall not exceed the Award Limit with respect to any fiscal year of the Company calendar year. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to a Performance Award payable to a 162(m) Participant shall be determined on the basis of generally accepted accounting principles.

8.3.    Dividend Equivalents.

(a) Any key Employee or Consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Any Holder of an Option who is an Employee or Consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted, and the date such Option is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(c) Any Holder of an Option who is an Independent Director selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted and the date such Option is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(d) Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

8.4.    Stock Payments.  Any key Employee or Consultant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5.    Deferred Stock.  Any key Employee or Consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.6.    Term.  The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

8.7.    Exercise or Purchase Price.  The Committee may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

8.8.    Exercise Upon Termination of Employment, Termination of Consultancy or Termination of Directorship.  A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Holder is an Employee, Consultant or Independent Director, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to a Termination of Employment following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; provided, further, that except with respect to Performance Awards granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that Performance Awards may be exercised or paid following a Termination of Employment or a Termination of Consultancy without cause, or following a change in control Change in Control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.

8.9.    Form of Payment.  Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1.    Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any key Employee or Consultant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

9.2.    Coupled Stock Appreciation Rights.

(a)  A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b)  A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c)  A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

9.3.    Independent Stock Appreciation Rights.

(a)  An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Holder is an Employee or Consultant; provided, that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a change in control Change in Control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.

(b)  An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

9.4.    Payment and Limitations on Exercise.

(a)  Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 6.3 above pertaining to Options.

(b)  Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

ARTICLE X.

ADMINISTRATION

10.1.    Compensation Committee.  The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more

Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

10.2.    Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

10.3.    Majority Rule; Unanimous Written Consent.  The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4.    Compensation; Professional Assistance; Good Faith Actions.  Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5.    Delegation of Authority to Grant Awards.  The Committee may, but need not, delegate from time to time some or all of its authority under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1.    Transferability of Awards.

(a)  Except as otherwise provided in Section 11.1(b):

(i)  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator,

pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)  No Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)  During the lifetime of the Holders, only he may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)  Notwithstanding Section 11.1(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.”

11.2.    Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. Notwithstanding the immediately preceding sentence, to the extent permitted under applicable laws or regulations of the United States, the executive officers of the Company shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or any parent or Subsidiary may operate to assure the viability of Awards granted under the Plan in such countries and to meet the objectives of the Plan. However, without approval of the Company’s stockholders given within 12 months before or after the action by the Administrator, no action of the Administrator or the executive officers of the Company may, except as provided in Section 11.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan upon the exercise of any Incentive Stock Option. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

(a) The expiration of 10 years from the date the Plan is adopted by the Board; or

(b) The expiration of 10 years from the date the Plan is approved by the Company’s stockholders under Section 11.4.

11.3.    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 11.3(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i)  The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit);

(ii)  The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii)  The grant or exercise price with respect to any Award.

(b) Subject to Sections 11.3(c) and 11.3(e), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)  To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)  To provide that the Award cannot vest, be exercised or become payable after such event;

(iii)  To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or 5.4 or the provisions of such Award;

(iv)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v)  To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.

(vi)  To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(vii)  Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall, immediately prior to the effective date of the Change in Control, automatically become fully vested and exercisable and all restrictions thereon shall lapse, as applicable, with respect to all of the shares of Common Stock at the time subject to such Award and with regard to Options, may be exercised for any or all of those shares as fully-vested shares of Common Stock.

(c) Subject to Sections 11.3(e), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

(e) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.4.    Approval of Plan by Stockholders.  The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Performance Criteria.

11.5.    Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

11.6.    Loans.  The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan. The terms and conditions of any such loan shall be set by the Committee. Notwithstanding anything in this Plan to the contrary, no loan shall be extended or maintained when or where such loan is prohibited by law.

11.7.    Effect of Plan Upon Options and Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.8.    Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.9.    Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.10.    Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

APPENDIX C

INFONET SERVICES CORPORATION

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose

The purpose of the Audit Committee (the “Committee”) is to perform oversight responsibilities of the Board of Directors of Infonet Services Corporation (the “Company”) with respect to the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports, the independence and performance of the Company’s outside auditor and the Company’s compliance with legal and regulatory requirements. The Committee shall prepare a report for inclusion in the Company’s Annual Proxy Statement, as required by the rules of the Securities and Exchange Commission (the “SEC”).

The Committee shall be directly responsible for the appointment, compensation, and oversight (including resolution of any disagreements between management of the Company and such auditor regarding financial reporting) of the work of any public accounting firm employed by the Company for the purpose of rendering an audit report or related work (the “outside auditor”).

In the course of performing these functions, the Committee shall report regularly to the Board of Directors and shall endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the outside auditor, internal auditors and the financial management of the Company.

Membership

The Committee shall consist of at least three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall be “financially literate” as determined by the Board in its business judgment and shall satisfy the “independence” requirements applicable to audit committee members under the listing standards of the New York Stock Exchange and all applicable law. To the extent practicable, at least one member of the Committee shall be a “financial expert” as such term is defined by the SEC.

Committee Organization and Procedures

1.    The Board of Directors shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair or a majority of the members of the Committee present at the meeting) shall preside at all meetings of the Committee.

2.    The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

3.    The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable. A committee member shall not vote on any matter in which he or she has any actual or potential conflict of interest.

4.    The Committee may, in its discretion, include in its meetings members of the Company’s financial and other management, representatives of the outside auditor, the senior internal auditor and other financial personnel employed or retained by the Company and other persons, provided that the Committee shall periodically meet with the outside auditor, the senior internal auditor and management in separate executive sessions in order to discuss issues warranting independent Committee attention.

5.    The Committee may, in its discretion, utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain such other legal counsel, accountants or other advisers if it determines that such counsel, accountants or other advisers is necessary or appropriate under the circumstances. The Committee may, in its discretion, conduct or authorize investigations into matters which the Committee determines are within its scope of responsibilities. The Company shall provide for appropriate funding as determined by the Committee for the services of any independent accountants or legal, accounting or other advisers retained by the Committee.

Responsibilities

Outside Auditor

6.    The outside auditor shall be ultimately accountable to the Committee in connection with the audit of the Company’s annual financial statements and related services. In this regard, the Committee shall have the sole authority to select, hire and periodically evaluate the performance of the outside auditor and, if necessary or appropriate, replace the outside auditor. The Committee’s selection of the outside auditor shall be subject to stockholder ratification at the annual meeting of stockholders if the Board deems such ratification appropriate.

7.    The Committee shall have the sole authority to approve the fees to be paid to the outside auditor for audit, audit related and non-audit services and any and all other terms of the engagement of the outside auditor. The Company shall provide for appropriate funding as determined by the Committee for the services of the outside auditor in rendering an audit report.

8.    The Committee shall establish policies and procedures for hiring employees or former employees of the outside auditor in order to ensure that independence of the outside auditor is maintained as required by applicable law.

9.    The Committee shall review the terms of any proposed engagement of the outside auditor for non-audit services and shall pre-approve (including, if the Committee shall choose to do so, by action of one person who has been delegated authority to make such pre-approvals subject to reporting of any such actions to the full Committee) all such engagements. All such pre-approvals (other than de minimus services that would qualify for the exception from pre-approval of Section 10(A) of the Securities Exchange Act of 1934, as amended from time to time, or successor provision thereof) shall be reported in the Company’s SEC filings as required by the SEC.

10.    The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence.

11.    The Committee shall ensure that the outside auditor prepares and submits to the Committee for review, at least annually, a report describing:

•	the firm’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality control review, peer review, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm; and

•	(to assess the auditor’s independence) all relationships between the independent auditor and the Company.

Based on such report and the independent’ auditor’s work throughout the year, the Committee shall evaluate the auditor’s qualifications, performance and independence. This evaluation shall include the review and evaluation of the audit engagement partners and other personnel of the independent auditor and take into account the opinions of management and the senior internal auditor. In addition to assuring the regular rotation of the all audit engagement partners and other personnel, as required by applicable law, the Committee should consider from time to time whether the regular rotation of the outside auditor is warranted in order to ensure auditor independence.

12.    The Committee shall ensure that the outside auditor timely reports to the Committee:

•	all critical accounting policies and practices used;

•	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor; and

•	other material written communications between the outside auditor and the management, such as any management letter or schedule of unadjusted differences.

Annual Audit

13.    The Committee shall meet with the outside auditor and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed, including the matters required to be discussed by Statement of Auditing Standards No. 61.

14.    The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor and management any matters within the scope of the pending audit that have not yet been completed.

15.    The Committee shall review and discuss the audited financial statements with management and review and discuss with the outside auditor at the completion of the annual audit:

•	the financial statements, including footnotes;

•	the outside auditors’ report thereon;

•	any significant changes to the outside auditors’ audit plan and, as may be appropriate to the Company’s operation;

•	any issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies,

•	the methods used to account for any significant unusual transactions reflected in the audited financial statements;

•	the effect of significant accounting policies and significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company;

•	earnings and press releases (not necessarily in advance of release, but paying particular attention to any use of pro forma or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies;

•	any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements;

•	any audit problems or difficulties and management’s response to such difficulties; and

•	the Company’s disclosures set forth in the related Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) section of the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

16.    The Committee shall, based on the review and discussions in paragraphs 13, 14 and 15 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 10 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review

17.    The Committee shall discuss the quarterly financial statements with management and the outside auditor and ensure that the outside auditor reviews the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the SEC, prior to the filing of the Quarterly Report on Form 10-Q. The Committee shall discuss with management and the outside auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management, and the Company’s disclosures to be set forth in the related MD&A section of the Company’s Quarterly Report on Form 10-Q. These responsibilities may be fulfilled by the chair of the Committee or another member of the Committee designated by the chair of the Committee provided that the full Committee shall review the Form 10-Q prior to its filing.

Internal Controls

18.    The Committee shall discuss with the outside auditor and the senior internal auditor, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

19.    The Committee shall discuss with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

20.    The Committee shall ensure that the management shall report to the Committee any material weaknesses and all significant deficiencies in the Company’s internal controls which could impair the Company’s ability to record, process, summarize and report financial data and any fraud involving any persons with a significant role in the Company’s internal controls.

21.    The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters by the Company’s employees as required by the SEC.

Internal Audit

22.    The Committee shall discuss at least annually with the senior internal auditor the activities and organizational structure of the Company’s internal audit function and the qualifications of the primary personnel performing such function.

23.    The Committee shall ensure that management shall furnish to the Committee a copy of each audit report prepared by the senior internal auditor.

24.    The Committee shall, at its discretion, meet with the senior internal auditor to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal auditor.

25.    The senior internal auditor shall be granted unfettered access to the Committee.

Other Responsibilities

26.    The Committee shall review and assess the Company’s processes for administering a code of ethics for its principal executive officer and senior finance officers.

27.    The Committee shall discuss policies with respect to risk assessment and risk management with management and the outside auditor.

28.    The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

29.    The Committee shall establish criteria for an annual self-evaluation of its performance and report to the full Board the results of such self-evaluation.

30.    The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee’s actions and recommendations, if any.

* * * * *

This charter governs the operations of the Audit Committee and it was approved by the Company’s Board of Directors as of May 6, 2003. The Audit Committee will review and reassess the charter at least annually.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, “FOR” THE BOARD NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

The Board of Directors recommends a vote FOR the nominees listed below. Proposal 1: Election of Directors:
FOR all nominees listed below ☐	WITHHOLD AUTHORITY* to vote for all nominees stricken below ☐

COMMON SHARE NOMINEES:

01 Jose A. Collazo

02 John Allerton

03 Bruce A. Beda

04 Eric M. de Jong

05 Per-Eric Fylking

06 Peter G. Hanelt

07 Yuzo Mori

08 Hanspeter Quadri

09 Jose Manuel Santero

CLASS B COMMON SHARE NOMINEES:

10 Timothy P. Hartman

11 Matthew J. O’Rourke

*INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE’S NAME ABOVE.

The Board recommends a vote “FOR” approval of the amendment and restatement of the Infonet Services Corporation 2000 Employee Stock Purchase Plan.

Proposal 2: Adoption of amendment and restatement of the Infonet Services Corporation 2000 Employee Stock Purchase Plan to, among other things, increase the number of Class B common shares reserved for issuance under that plan from 2,000,000 to 4,000,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board recommends a vote “FOR” approval of the Infonet Services Corporation 2003 Incentive Award Plan.

Proposal 3: Adoption of the Infonet Services Corporation 2003 Incentive Award Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board unanimously recommends a vote “FOR” ratification of the independent auditor.

Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as the independent auditor for the fiscal year ending April 2, 2004.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

Should any other matters requiring the vote of the Stockholders arise, the named proxies are authorized to vote the same in accordance with their best judgment in the interest of Infonet. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than matters set forth herein.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

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Signature                                                                                 Signature                                                                                 Date

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or other representative please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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You may contact our transfer agent as follows:

Mellon Investor Services LLC

PO Box 3315

South Hackensack, New Jersey 07606

In the U.S. dial: 1-800-356-2017

Outside the U.S. dial: 201-329-8660

TDD for Hearing Impaired: (800) 231-5469

website address: www.melloninvestor.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Infonet Services Corporation, a Delaware corporation, hereby appoints Jose A. Collazo and Paul A. Galleberg, and each or either of them as proxies, with full power of substitution or resubstitution, to represent the undersigned and to vote all shares of common stock of Infonet Services Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Infonet Services Corporation to be held on August 19, 2003 and any and all adjournments thereof in the manner specified.

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Infonet Services Corporation account online.

Access your Infonet Services Corporation stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Infonet Services Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

• SSN or Investor ID

• Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

• SSN or Investor ID

• PIN

• Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

• Certificate History

• Book-Entry Information

• Issue Certificate

• Payment History

• Address Change

• Duplicate 1099

This service is provided by Mellon Investor Services LLC,

not Infonet Services Corporation.

For Technical Assistance Call 1-877-978-7778 between

9am-7pm Monday-Friday Eastern Time.